EXHIBIT 10.30

                                                            EXECUTION COPY








                           AIRCRAFT LEASE AGREEMENT


                           Dated as of March 8, 1996


                                    between


                           C.I.T. LEASING CORPORATION


                                     LESSOR
                                     ------

                                       and


                       OXFORD AVIATION CORPORATION, INC.


                                     LESSEE
                                     ------

                                    covering


One Gulfstream Model 1159A Aircraft, Serial Number 428 and Associated Engines
                         U.S. Registration Number N760G


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                            AIRCRAFT LEASE AGREEMENT


          As from time to time amended, this AIRCRAFT LEASE AGREEMENT dated as of March 8, 1996 (this "LEASE"), between C.I.T. Leasing Corporation, a Delaware corporation, together with its successors and permitted assigns, ("LESSOR"), and Oxford Aviation Corporation, Inc., a California corporation, together with its successors and permitted assigns, ("LESSEE"), having its principal place of business at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010.

          WHEREAS, Lessor desires to purchase from Seller one Gulfstream Model 1159-A aircraft and simultaneously with such purchase, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee such aircraft on the terms and conditions set forth in this Lease.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessee hereby agree as follows:

          1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "ACCEPTANCE DATE" means on or about March 12, 1996 and the date on which all conditions precedent set forth in Section 21 hereof have been satisfied, or waived in writing by Lessor, and Lessee has unconditionally accepted the Aircraft for lease under this Lease.

          "AERONAUTICAL BILL OF SALE" shall mean the bill of sale for the Aircraft on AC Form 8050-2 (for Aircraft registered in the United States) or such other form as may be acceptable to the FAA for recordation of Lessor's ownership interest in the Aircraft executed by Seller in favor of Lessor and dated the Acceptance Date.

          "AERONAUTICS AUTHORITY" means, as the context requires, the United States Department of Transportation, the FAA and/or the Administrator of the FAA, or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

          "AFFILIATE" with respect to a specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled by" have meanings correlative to the foregoing.

          "AIRCRAFT" means the Airframe together with (a) the Engines, whether or not installed on the Aircraft, (b) all Parts or components thereof, (c) spare parts or ancillary equipment or devices acquired pursuant to the Purchase Agreement and furnished with the Aircraft under this Lease, (d) all Aircraft Documents, (e) all substitutions, replacements and renewals of any and all thereof, and (f) all capital improvements which may be made to, installed on or

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incorporated into the Aircraft, including but not limited to, those required pursuant to any Airworthiness Directive.

          "AIRCRAFT COST" shall mean the amount set forth in Exhibit B. "Aircraft Cost" without further reference to an Airframe or an Engine, shall mean, unless otherwise expressly provided, the Aircraft Cost of the Aircraft.

          "AIRCRAFT DOCUMENTS" shall mean the items delivered by Seller to Lessee and in possession of Lessee on the Acceptance Date and all other records and documentation pertaining to the Airframe, Engines and Parts delivered with the Aircraft or generated during the Basic Term, all of which shall be maintained in the English language, and such other items which may be acquired or prepared by Lessee relating to its use, operation and maintenance of the Aircraft during the term of this Lease.

          "AIRFRAME" means (i) the airframe described in Schedule A attached hereto and made a part hereof and any airframe which may from time to time be substituted or be a replacement for the airframe, and (ii) any and all avionics, appliances, Parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (except the Engines or engines) attached to or installed on such airframe for so long as title thereto shall be vested in Lessor in accordance with this Lease.

          "AIRWORTHINESS DIRECTIVE" shall mean any Airworthiness Directive issued by the FAA and applicable to aircraft, engines and appliances and Parts of the same type as the Aircraft, the Engines and the Parts.

          "ASSIGNMENT OF WARRANTIES" shall mean the Assignment of Warranties dated as of March 8, 1996 by and among the Lessor, the Lessee and the Seller.

          "BASIC RENT" shall have the meaning given to such term in Section 3.1 hereof and Exhibit C hereto.

          "BASIC TERM" for the Aircraft means (i) the Initial Term and (ii) any applicable renewal terms pursuant to Section 3 unless this Lease is sooner terminated pursuant to the provisions hereof.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in Los Angeles, California are authorized by law to close.

          "CASUALTY LOSS VALUE" shall mean the amounts set forth in Exhibit D hereto.

          "CERTIFICATE OF ACCEPTANCE" means the Certificate of Acceptance substantially in the form attached hereto as Exhibit A, to be executed by Lessee for the purpose of acknowledging acceptance of the Aircraft.

          "CHARTER" shall mean Lessee, from time to time will transport passengers for revenue on an hourly or on a per flight basis under FAR Part 135.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMITMENT FEE" shall have the meaning set forth in Section 34(b) hereof.

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          "DEFAULT" shall mean any event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

          "DEFAULT RATE" shall mean interest at the rate per annum equal to eighteen percent (18%), subject to the maximum rate permitted by Law.

          "DEPOSIT" shall mean the amount set forth in Exhibit G hereto.

          "ENGINE" means (i) each of the two engines, installed on the Airframe on the Acceptance Date as described in Schedule A attached hereto and made a part hereof, whether or not from time to time thereafter no longer installed on the Airframe or installed on any other airframe or any other aircraft; and (ii) any other engine which may from time to time be substituted or be a replacement for an Engine in accordance with this Lease.

          "EVENT OF DEFAULT" means any of the events referred to in Section 22 hereof.

          "EVENT OF LOSS" with respect to the Aircraft or the Airframe or any Engine means any of the following events: (i) loss of the Aircraft or the Airframe or any Engine or of the use thereof due to theft or disappearance for a period in excess of 45 days, during the Basic Term, or existing at the expiration or earlier termination of the Basic Term, (ii) destruction, damage beyond repair, or rendition of the Aircraft or the Airframe or any Engine permanently unfit for normal use for any reason whatsoever, or (iii) the condemnation, confiscation, seizure, or requisition of use or title to the Aircraft or the Airframe or any Engine by any Governmental Authority under the power of eminent domain or otherwise for any period in excess of forty-five
(45) days or existing at the expiration or earlier termination of the Basic Term. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

          "EXPIRATION DATE" shall mean the last day of the Basic Term of this Lease or such other date on which the Basic Term of this Lease may be terminated pursuant to the terms hereof.

          "FAA" shall mean, as the context requires, the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

          "FORCE MAJEURE" shall mean any event not occasioned by the fault or negligence of a party hereto and due to or arising from any cause beyond such party's reasonable control including, without limitation, (i) acts of the public enemy, civil war, insurrection or riots, or quarantine restrictions, strikes, lockouts, or labor stoppages and/or (ii) fires, floods, explosions, earthquakes or epidemics.

          "GOVERNMENTAL AUTHORITY" shall mean and include (a) the FAA; (b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (b) above, however constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant

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but only (except for purposes of defining Law below) to the extent that any of the preceding clauses (a), (b), (c) and (d) hereof have jurisdiction over the Aircraft or its operations.

          "GUARANTOR" shall mean Aames Financial Corporation, together with its successors and permitted assigns.

          "GUARANTY" shall mean the Guaranty Agreement dated as of March 8, 1996 between Guarantor and Lessor, as may be amended in writing from time to time, and as executed concurrently with the execution of this Lease.

          "IMPROVEMENT" has the meaning given to such term in Section 11 hereof.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 18 hereof.

          "INITIAL TERM" for the Aircraft means the one hundred twenty (120) monthly periods from and including the Acceptance Date to and including the day immediately preceding the tenth anniversary date of the Acceptance Date.

          "LAW" shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Authority;
(b) any treaty, pact, compact or other agreement to which any Governmental Authority is a party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

          "LESSEE DOCUMENTS" means this Lease, the Purchase Agreement, the Tax Indemnity Agreement, the Guaranty and the Purchase Agreement Assignment and each other document executed by Lessee pursuant to this Lease or the transactions contemplated hereby.

          "LESSEE FURNISHED EQUIPMENT" shall mean the Parts set forth in Appendix I to the Certificate of Acceptance.

          "LESSEE PERSON" shall mean Lessee or other user or Person in possession of the Aircraft, the Airframe, or any Engine, and any Affiliate, successor or assign of any of the foregoing (other than Lessor or any Affiliate, successor or assign of Lessor).

          "LESSOR LIEN" means any Lien on the Airframe, any Engine or any Part, equipment or appliance arising as a result of (i) claims against or affecting Lessor or any of its Affiliates that are not related to the transactions contemplated by the Lessee Documents, (ii) any act or omission of Lessor or any of its Affiliates that is not related to the transactions contemplated by the Lessee Documents or which is in violation of the terms hereof or (iii) Taxes (including claims therefor) or other claims imposed on Lessor or any of its Affiliates (including the consolidated group of taxpayers of which Lessor is part) for which Lessee is not obligated to indemnify Lessor or such Affiliate hereunder.

          "LIENS" means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

          "MAINTENANCE PROGRAM" shall mean the Manufacturer's approved maintenance program (as approved by the FAA and Lessor) as in effect from time to time for the Aircraft encompassing scheduled maintenance, conditioned monitored maintenance and on-condition maintenance of the Airframe, Engines and Parts of the Aircraft. Upon request by Lessor, a copy of such Maintenance Program shall be provided to Lessor.

          "MANUFACTURER" shall mean Gulfstream Aerospace Corporation together with its successors and assigns.

          "OPERATIVE DOCUMENTS" means the Lessee Documents, the Aeronautical Bill of Sale, the Warranty Bill of Sale, and such other documents delivered in connection with this Lease and the Purchase Agreement and the transactions contemplated hereby and thereby.

          "PARTS" means any and all appliances, components, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and landing gear and temporary replacement parts as provided in Section 11 hereof), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and spare parts delivered pursuant to the Purchase Agreement.

          "PERMITTED LIEN" means a Lien permitted by the provisions of Section 14 hereof.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or Governmental Authority, agency or political subdivision thereof.

          "PROCESS AGENT" shall have the meaning set forth in Section 29 hereof.

          "PURCHASE AGREEMENT" shall mean the Aircraft Purchase Agreement dated as of March 7, 1996 between Seller, as seller and Lessee, as purchaser.

          "PURCHASE AGREEMENT ASSIGNMENT" shall mean that certain Purchase Agreement Assignment to be entered into by Lessee and Lessor, and in form and substance substantially similar to Exhibit F hereto.

          "PURCHASE OPTION DATE" shall have the meaning set forth in Section 8(a) hereof.

          "RENT" shall mean Basic Rent and Supplemental Payments.

          "RENT PAYMENT DATE" means the first day in each of the Rental
Periods.

          "RENTAL PERIOD" means each of the consecutive monthly periods throughout the Basic Term as in effect under this Lease, the first such period commencing on and including the Acceptance Date and ending on the day immediately preceding the date which is one month after the Acceptance Date, and each of the remaining monthly periods commencing on and including the same day as the Acceptance Date in each such month and ending on the day immediately preceding the same day as the Acceptance Date in the next succeeding month.

          "REPLACEMENT" has the meaning given to such term in Section 11 hereof.

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          "REQUIRED ALTERATION" has the meaning given to such term in Section
11 hereof.

          "SELLER" shall mean Marbro International together with its successors and assigns.

          "SUPPLEMENTAL PAYMENTS" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including, without limitation, payments of Casualty Loss Value, Termination Value and indemnities, but excluding Basic Rent.

          "TAX" has the meaning given to such term in Section 17 hereof.

          "TAX INDEMNITEE" shall mean and include Lessor and any Affiliate thereof and any of their respective officers, directors, successors, assigns, agents and servants.

          "TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement dated as of March 8, 1996 between Lessor and Lessee.

          "TAXING AUTHORITY" shall mean any federal, state or local government, political subdivision, or taxing authority in the United States of America, any government or taxing authority of or in any country or other taxing jurisdiction outside the United States of America, or any international taxing authority.

          "TERMINATION VALUE" shall mean those amounts determined in accordance with and as set forth in Exhibit E.

          "WARRANTY BILL OF SALE" shall mean the Warranty Bill of Sale relating to the Aircraft dated the Acceptance Date by Seller in favor of Lessor.

          2. AGREEMENT FOR PURCHASE AND LEASE OF AIRCRAFT. (a) Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby agrees to purchase from Seller the Aircraft on the Acceptance Date. Lessee shall give Lessor at least one (1) Business Day's prior notice of the Acceptance Date.
The portion of the purchase price payable by Lessor to (i) Seller for the Aircraft shall be payable by Lessor to Seller by wire transfer of immediately available funds to Union Bank, 1666 San Miguel Drive, Newport Beach, California 92660, ABA Number 122000496 for credit to Account Number 4540114272 in an amount equal to the excess of (x) the Aircraft Cost over (y) the Deposit representing (a) the amount paid by Lessee as purchaser, to Seller under the Purchase Agreement and (b) the cost of the Lessee Furnished Equipment, and (ii) to Lessee shall be payable by Lessor by wire transfer of immediately available funds to Union Bank, 445 South Figueroa Street, Los Angeles, California 90071, ABA Number 122000496 for credit to Account Number 21006-59371 or to an account to be specified in writing by Lessee in an amount equal to the Deposit. Lessor agrees that simultaneously with the purchase of the Aircraft, it shall lease to Lessee and Lessee hereby agrees to lease from Lessor the Aircraft for the Basic Term hereof, which leasing shall be evidenced by the execution and delivery of the Certificate of Acceptance by Lessee. Upon delivery of the Certificate of Acceptance by Lessee to Lessor, Lessee confirms to Lessor that Lessee has irrevocably accepted the Aircraft for all purposes hereof.

          (b) The Acceptance Date shall not extend beyond March 12, 1996 unless mutually agreed to by Lessor and Lessee.

          3. TERM. The Basic Term for the Aircraft shall commence on the Acceptance Date, and, unless sooner terminated in accordance with the provisions of this Lease, shall end on the last day of the Basic Term. Lessee may upon written notice no later than one hundred eighty (180) days prior to the end of the Initial Term or each applicable renewal term thereafter request to extend the Basic Term for an additional one year period. Such renewal is subject to Lessor's consent which consent shall be at Lessor's sole discretion.

The Basic Rent for any applicable renewal term shall be the fair market rental value of the Aircraft.

          4.   RETURN OF AIRCRAFT.

               (a) RETURN. Unless Lessee shall have elected to purchase the Aircraft pursuant to Section 8 hereof or the Aircraft shall have suffered an Event of Loss, Lessee will, upon the Expiration Date, at its own expense, return the Aircraft equipped with two (2) Engines duly installed thereon by delivering the same to Lessor at any airport in the continental United States as designated by Lessor. At the time of such return (i) all Airworthiness Directives and Manufacturer's mandatory service bulletins relating to the Aircraft shall have been performed, (ii) the Aircraft shall be owned by Lessor, free and clear of all Liens (other than any Lessor Lien), and shall be duly registered with the FAA, (iii) each fuel and oil tank shall contain the same quantity of fuel and oil as was contained in the fuel and oil tanks when the Aircraft was delivered to Lessee on the Acceptance Date, or in the case of any differences in any such quantities, an appropriate adjustment shall be made by payment at the then current market price of fuel or oil, as the case may be, and (iv) the Aircraft shall be in the condition required by Section 4 (c) hereof. Until the Aircraft is returned to Lessor as provided in this Section 4
(a), all of the provisions of this Lease with respect thereto shall continue in full force and effect and Lessee shall pay all the costs and expenses in connection with or incidental to the return of the Aircraft, including without limitation Basic Rent for the Aircraft as provided in Section 5 hereof.

               (b) MANUALS. Upon the return of the Aircraft, in accordance with this Section 4, Lessee shall deliver to Lessor all logs, manuals and data, and all inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the FAA and any other Governmental Authority having jurisdiction. In the event logs are missing or incomplete for operations during the Basic Term, Lessor shall have the right to cause the logs to be reconstructed at the expense of Lessee.

               (c) CONDITION. At the time of such return: (i) the Aircraft shall have had any distinctive marking of Lessee removed in a workmanlike manner at the expense of Lessee; (ii) the Aircraft shall be fully equipped and have installed thereon the Engines and any and all Parts as were installed or incorporated in or attached to the Aircraft as of the Acceptance Date (or such replacements therefor permitted by or required pursuant to the terms hereof);
(iii) the Aircraft shall be duly certified as an airworthy aircraft by the FAA and be returned with a valid certificate of airworthiness issued under 14 C.F.R. Part 91, or its equivalent; (iv) the Aircraft shall be in the condition and repair required to be maintained by Section 7 hereof, free of all corrosion

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and free and clear of all Liens and the rights of any third parties; (v) Lessee shall deliver to Lessor all relevant logs, manuals and data and all inspection, modification and overhaul records required to be maintained with respect to the Aircraft and Engines under applicable rules and regulations of the FAA and any other Governmental Authority having jurisdiction; and (vi) Lessee shall return the aircraft on a Gulfstream Computerized Maintenance Program (CMP) fully paid up to the return date with all transfer fees, if any, to be paid by the Lessee.

          At the time of such return, (i) Lessee shall have completed within thirty (30) days prior to the return, the next required 18-month inspection, or portion thereof not previously completed, on the Airframe if such inspection is due within the next ninety (90) days, and if not in compliance with the Rolls Royce Spey Model MK 511-8 Engine recommended maintenance program for the Engines, the next anticipated periodic inspection on each Engine and (ii) the Aircraft with all material component parts shall have one half or more of the available operating hours and/or, as applicable, one half or more of the stated calendar time and cycles remaining as stated in the Code of Federal Regulations applicable to the FAA, and Manufacturer approved Maintenance Program under the auspices of FAR 91.409(f)(iii) at time of return.

          In the event that any of such Engines or such Aircraft does not meet the conditions set forth in the immediately preceding paragraph, Lessee shall pay Lessor an amount equal to the sum of (i) for each Engine, the product of: the then current estimated cost of the next midlife inspection (including in such estimated cost, all required replacement of Life Limited Components (as such term is defined in the Manufacturer's maintenance manual for the Aircraft and as specified by Rolls Royce for the Engines as Group A and Group B items)) multiplied by the fraction wherein the numerator shall be the remainder (zero
(0) if negative) of (A) the actual number of hours of operation since the previous midlife inspection, minus (B) fifty percent (50%) of total operating hours anticipated between midlife inspections, and the denominator shall be the total operating hours anticipated between midlife inspections, plus (ii) for each Engine, the product of: the then current estimated cost of the next anticipated major overhaul (including in such estimated cost, all required replacement of Life Limited Components and as specified by Rolls Royce for the Engines as Group A and Group B items) multiplied by the fraction wherein the numerator shall be the remainder (zero (0) if negative) of (A) the actual number of hours of operation since the previous major overhaul minus (B) fifty percent (50%) of the total operating hours anticipated between major overhauls and the denominator shall be the total operating hours anticipated between major overhauls, plus (iii) the product of: the current estimated cost of the next scheduled major Airframe and pressure vessel inspection (including in such estimated cost, all required replacement of Life Limited Components) multiplied by the fraction wherein the numerator shall be the remainder (zero (0) if negative) of (A) the actual number of respective operating hours or months of operation since the previous major Airframe and pressure vessel inspection, minus (B) fifty percent (50%) of the respective total operating hours or months of operation allowable between scheduled major Airframe and pressure vessel inspection, and the denominator shall be the respective total operating hours or months of operation allowable between scheduled major Airframe and pressure vessel inspections. All of the foregoing shall be considered Supplemental Payments and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due including the names of all sources used for the required cost estimates. Unless both Lessor and Lessee agree to alternative source(s), the manufacturer of the Engines shall be used as the source for all cost and Engine midlife and overhaul

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estimates.  Prior to the return of the Aircraft to Lessor, a ground evaluation and acceptance flight shall, if requested by Lessor, be conducted by Lessor or Lessor's designee and Lessee retaining operational control of the Aircraft during the acceptance flight, in accordance with procedures of the Manufacturer of the Aircraft designed for this purpose in order to determine whether or not the Aircraft is in the condition required by this Lease. All reasonable costs and expenses of any ground evaluation and acceptance flight shall be borne solely by Lessee.

               (d) OVERHAUL. Immediately prior to the return of the Aircraft at the expiration or termination of the Lease, Lessee, upon written request of Lessor received at least thirty (30) days in advance of the expiration or termination date, will arrange for the Airframe and each Engine to be inspected and/or overhauled. Such inspection and/or overhaul should be of the type customarily performed by a corporate operator similar to Lessor with similar airframes and engines and, except to the extent Lessee has agreed to bear such costs pursuant to paragraph (c) of this Section 4, Lessor shall pay the actual costs in connection with such inspections and/or overhaul.

               (e) CONDITION OF INTERIOR AND AIRFRAME EXTERIOR. Lessee agrees that on the return of the Aircraft, the interior and exterior shall be in all respects clean and free of all items of personal property not belonging to Lessor (subject to ordinary wear, tear and use of the Aircraft). Lessor shall have the right to inspect the Aircraft upon or subsequent to the expiration of the Basic Term, and to require that Lessee take, at Lessee's expense, all steps necessary to comply with the requirements of this Section 4(e).

               (f) INJUNCTIVE RELIEF. The provisions of this Section 4 are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 4. For the avoidance of doubt, nothing in this Section 4(f) shall be deemed a waiver by Lessee of its right to defend or object to any claim.

               (g) SURVIVAL. The provisions of Section 4(a) through (f) hereof and all of the obligations of Lessee thereunder shall survive the expiration or earlier termination of this Lease, the Basic Term, and the return of the Aircraft.

          5.   RENT.

               (a) RENT. Lessee covenants and agrees to pay to Lessor the Basic Rent as set forth in Exhibit C hereto throughout the Basic Term, payable in consecutive installments on each Rent Payment Date during the Basic Term of this Lease. Each payment of Basic Rent shall be allocable to use of the Aircraft during the Rental Period that begins on the date such payment is due.

               (b) SUPPLEMENTAL PAYMENTS. Lessee also agrees to pay to Lessor or to whosoever shall be entitled thereto all Supplemental Payments promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee so to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Rent. Lessee also shall pay to Lessor or to whosoever may be entitled thereto, on demand, as Supplemental Payment to the extent permitted by applicable Law, interest at the Default Rate (i) on any part of any installment of Basic Rent not paid when due for any period for

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which the same shall be overdue and (ii) on any payment of Supplemental
Payments (excluding interest at the Default Rate payable under clause (i) above) not paid when due until the same shall be paid.

               (c) METHOD OF PAYMENT. If the date that any payment of Basic Rent is due is not a Business Day the payment of Basic Rent otherwise payable on such date shall be payable on the next succeeding Business Day (unless that day falls in the next calendar month, in which case such payment shall be made on the first preceding day that is a Business Day). All payments of Rent required to be made by Lessee to Lessor hereunder shall be made in same day funds in lawful money of the United States, and shall be paid by Lessee by 12:00 noon (Pacific time) to the account at the place of payment set forth on Schedule B attached hereto (or such other account at such other location as Lessor may designate in writing to Lessee for such purpose). Time is of the essence in connection with the payment of Rent.

          6. NET LEASE. This Lease is a net lease and Lessee acknowledges and agrees that Lessee's obligations hereunder, including, without limitation, its obligations to pay all Rent payable hereunder, shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, diminution, setoff, withholding, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, withholding, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, Seller, Manufacturer of the Aircraft or manufacturer of any Part, unit or component thereof, or any other Person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Lease terminate, or the obligations of Lessee be otherwise affected, by reason of any defect in the Aircraft or any Part, unit or component thereof, the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, the Aircraft or any Part, unit or component thereof, any Liens or rights of others with respect to the Aircraft or any Part, unit or component thereof, any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Aircraft or any Part, unit or component thereof for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or by reason of any failure by Lessor to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor, or of Lessee to any other Person, or by reason of any insolvency, bankruptcy or similar proceedings by or against Lessor, or Lessee, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that the Rent payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which he may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Without limiting any of Lessee's rights under the next sentence, each payment of Basic Rent made by Lessee to Lessor shall be final and Lessee will not seek to recover any part of such payment from Lessor for any reason whatsoever, except for gross negligence or manifest error. Nothing in this Section shall be construed to prevent Lessee, after complying with this Section 6, from pursuing any claim he may have against Lessor or any other Person in such court of law or otherwise as Lessee may deem appropriate.

          7. LESSOR'S TITLE. Title to the Aircraft shall at all times remain in Lessor and at no time during the Basic Term shall title become vested in Lessee. Lessee shall acquire no right, title or interest in or to the Aircraft, except the right to use and purchase the same pursuant to the terms of this Lease.

          8. PURCHASE OPTIONS. (a) So long as no Event of Default shall have occurred and be continuing, Lessee shall have the option to purchase the Aircraft on (i) the fifth anniversary date of the Acceptance Date, (ii) the seventh anniversary of the Acceptance Date and (iii) the Expiration Date (each, a "PURCHASE OPTION DATE"), such purchase to be on an "as-is", "where-is" and "with all faults" basis, without any warranty whatsoever except with respect to title and freedom from Lessor Liens, by giving Lessor, no less than forty-five
(45) days and no more than three hundred sixty-five (365) days prior to the Purchase Option Date, a written notice advising of Lessee's decision to exercise said purchase option.

               (b)  Provided that notice is received by Lessor pursuant to
Section 8(a), on the Purchase Option Date, Lessee shall upon request of Lessor purchase the Aircraft from Lessor, such purchase to be on an "as is", "where is" and "with all faults" basis, without any warranty whatsoever (except with respect to title and freedom from Lessor Liens).

               (c) The price payable for the Aircraft by Lessee to Lessor as a result of the exercise of the purchase option shall be equal to the applicable Termination Value (which shall not be less than 10% of the Aircraft Cost) plus any due and unpaid Rent and all applicable Taxes, if any, due and payable as a result of, or in relation to, the exercise by Lessee of the purchase option shall be the sole liability of, and payable by, Lessee. The purchase price and the Taxes referred to shall be paid by Lessee to Lessor on the Purchase Option Date. All of Lessor's right, title and interest in and to the Aircraft shall be transferred to Lessee upon full payment of the purchase price and Lessor shall (i) execute in form recordable with the FAA, a bill of sale evidencing such transfer and such documents relating to such transfer of title as Lessee may reasonably request, at Lessee's expense, (ii) cause the Aircraft to be free from all Lessors Liens and (iii) terminate any UCC financing statements filed against the Aircraft.

          9. USE OF AIRCRAFT; COMPLIANCE WITH LAWS. Lessee agrees that the Aircraft will be used and operated only (a) in a passenger configuration for which Lessee is duly authorized by the Aeronautics Authority, (b) in the manner set forth in, and in accordance with, the terms, conditions and provisions of the insurance policy or policies providing the coverages specified in Section 16 hereof, and (c) in countries which (i) are not experiencing civil or external war or similar disturbance, and (ii) maintain normal diplomatic relations with the United States. In no event shall Lessee use and operate the Aircraft, or permit the Aircraft to be used and operated, for any purpose for which the Aircraft is not designed or reasonably suitable, or in any fashion that may subject the Aircraft to any Liens, other than Permitted Liens, or in any area excluded from coverage by any such insurance policy or policies. Lessee further agrees that, unless the Lessee shall have received the prior written consent of the Lessor, the Aircraft will be used and operated solely in the conduct of Lessee's and its Affiliates' business and in compliance with all applicable Laws of any federal, state, local or foreign government or Governmental Authority having jurisdiction with respect to the use, operation, maintenance, condition, airworthiness and occupancy of the Aircraft, and the use of any premises or facilities by the Aircraft, including without limitation, those of the Aeronautics Authority. Lessee will not load, use, operate, hangar or store the Aircraft, or permit the loading, using, operating, hangaring or storing of the Aircraft, negligently, abusively, improperly or in violation of this Lease or so as to void any of the insurance coverages respecting the Aircraft. Lessee shall procure and maintain in effect all licenses, certificates, permits, approvals and consents required by federal, state, local or foreign laws or by any governmental body, agency or authority (including, without limitation, the Aeronautics Authority) in connection with the delivery, use, operation, maintenance, condition, airworthiness and occupancy of the Aircraft, and the use of any premises or facilities by the Aircraft. Except as otherwise expressly permitted by the terms of this Lease, the Aircraft will at all times be and remain in the possession and control of Lessee; PROVIDED that, notwithstanding anything in this Lease to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, Lessee may, without the written consent of Lessor but subject to the other provisions of this Lease, enter into any Charter of the Aircraft. Lessee will keep the Aircraft adequately protected at all times when not in use, and Lessee will not remove or permit the Aircraft to be removed from its home airport as specified in Schedule B attached hereto for periods in excess of thirty (30) days without first giving Lessor written notice designating the contemplated location of the Aircraft and obtaining Lessor's written approval thereof (which consent shall not be unreasonably withheld or delayed) and Lessee will not permanently remove the Aircraft, or permit the Aircraft to be permanently removed, from such home airport without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Aircraft shall be operated only by duly licensed pilot operators currently certificated and qualified to operate the Aircraft by the Aeronautics Authority and by any other authority having jurisdiction therefor, and authorized by the terms of (in accordance with the provisions and requirements of) the insurance policy or policies providing the coverages specified in
Section 16 hereof.

          10. MAINTENANCE OF AIRCRAFT. Lessee, at its sole cost and expense, shall cause the Aircraft to be maintained under the Maintenance Program, and shall service, repair, maintain and overhaul the Aircraft so as to (a) keep the Aircraft in as good operating condition as when inspected by Lessee on the Acceptance Date, ordinary wear and tear from proper use thereof excepted, and
(b) keep the Aircraft in such operating condition and state of maintenance as shall be in accordance with prevailing industry standards for an aircraft of the same type as the Aircraft and in accordance with the Aeronautics Authority and Manufacturer approved maintenance program, but in no event less than such operating condition and state of maintenance as may be necessary to satisfy the safety, maintenance and airworthiness requirements of the Aeronautics Authority and any other Governmental Authority, state or federal, foreign or domestic, having jurisdiction with respect thereto. Lessee covenants that in no event shall the Maintenance Program with respect to the Aircraft be inferior to, or of less quality than, its maintenance program with respect to any other aircraft of similar type owned or leased by Lessee. Lessee shall, at its cost and expense, comply with all applicable service, maintenance, repair and overhaul regulations, Airworthiness Directives and instructions of any Aeronautics Authority and all appropriate maintenance, service, repair and overhaul manuals and service bulletins published by the Manufacturer of the

Airframe, Engines, accessories, equipment and Parts installed on the Aircraft; provided that any recommended service bulletins shall be performed at the next scheduled inspection to be performed on the Aircraft (such scheduled inspection not to exceed twelve (12) months from the previous scheduled inspection). All service, inspection, overhauls, maintenance, directives, repairs and improvements with respect to or affecting the Aircraft shall be made and performed only by appropriately licensed, certificated and qualified personnel, in accordance with applicable standards of any Aeronautics Authority or any other such Governmental Authority having jurisdiction with respect thereto. At its own cost and expense, Lessee shall maintain in English all records, logs and other materials required by any Aeronautics Authority or by any other Governmental Authority to be maintained in respect of the Aircraft. Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any applicable Law of any government or Governmental Authority having jurisdiction or in violation of any airworthiness certificate, license or regulations relating to the Aircraft issued by any such authority.

          11.  REPLACEMENT OF PARTS; ALTERATIONS; MODIFICATIONS; AND ADDITIONS.

               (a) Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, equipment or appliance, PROVIDED, HOWEVER, that Lessee will, at its own cost and expense, replace such Part, equipment or appliance or cause such Part, equipment or appliance to be replaced, as promptly as practicable. Any such Part, equipment or appliance shall immediately be and become the property of Lessor and subject to the terms of this Lease. In case any part of the Aircraft is required to be altered or modified, or any equipment or appliance is required to be altered, added, replaced or modified on the Airframe or any Engine or in either case in order to comply with the laws, regulations, requirements, rules and orders of any government or Governmental Authority having jurisdiction over the Aircraft (a "REQUIRED ALTERATION") pursuant to Sections 9 or 10 hereof, Lessee agrees to make such Required Alteration at its own expense. Any such Required Alteration shall immediately be and become the property of Lessor and subject to the terms of this Lease. All Parts, equipment and appliances incorporated or installed in or attached to the Airframe or any Engine in connection with servicing, repairing, maintaining and overhauling the Aircraft pursuant to the requirements of Section 10 hereof (a "REPLACEMENT") shall be considered accessions to the Airframe or any such Engine, as the case may be, and shall immediately, without further act, be and become the property of Lessor and part of the Aircraft. Lessee shall purchase any Part to be replaced, altered or modified pursuant to this Section 11 in the name of Lessor. Lessee shall, upon the reasonable request by Lessor, deliver to Lessor a legal opinion in form and substance satisfactory to Lessor stating that title and ownership to such Required Alteration or Replacement have been duly conveyed to Lessor under applicable Law and any security interest of Lessor therein has been perfected under applicable Law. Lessee may, without the prior written consent of Lessor, affix or install any accessory, equipment or device on the Airframe or any Engine or make any improvement or addition thereto other than a Required Alteration or Replacement (an "IMPROVEMENT"); PROVIDED that such Improvement is readily removable without causing material damage (Lessee shall repair at its expense any damage caused by such removal) to the Airframe or any such Engine prior to the return of the Aircraft to Lessor or impairing the value, utility or condition which the Airframe or such Engine would have had if such Improvement had not been so affixed or installed.

Lessee may at any time during the Basic Term remove such removable Improvement at its own expense without causing at any time during the term material damage to the Airframe or any such Engine provided that Lessee shall repair any damage caused by such removal, and upon such removal title thereto shall, without further act, vest in Lessee free and clear of all Lessor Liens. In addition, Lessee may, without the prior written consent of Lessor, remove any Part, equipment or appliance that Lessee in the proper conduct of its business determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine; PROVIDED that no such removal materially impairs the value, utility, useful life or condition which the Airframe or such Engine would have had if such removal had not been made and Lessee shall repair any damage caused by such removal. Except as required or permitted by the provisions of this Section 11, Lessee shall not modify the Aircraft (including the Airframe and any Engine) without the prior written consent of Lessor.

               (b) Lessee shall have installed at Lessee's cost and expense all of the Lessee Furnished Equipment on the Aircraft no later than ninety (90) days after the Acceptance Date.

          12.  REGISTRATION; DELIVERY; RECORDATION; INSIGNIA AND INSPECTION.

               (a) Lessee shall cause the Aircraft to be registered and shall maintain the registration of the Aircraft with the Aeronautics Authority pursuant to all applicable Laws in the United States in the name of Lessor as owner and shall not register or permit the registration of the Aircraft in any other name or under the laws of any other country. Lessee shall promptly provide Lessor with evidence of such registration, filing and recordation. Lessee agrees promptly to furnish Lessor such information as may be required to file any reports required to be filed by Lessor with any Governmental Authority as a result of Lessor's ownership of the Aircraft.

               (b) Upon the sale of the Aircraft to Lessor by Seller, on or prior to the Acceptance Date Lessor shall accept title to the Aircraft and the Bill of Sale therefor from Seller. On the Acceptance Date, Lessor and Lessee shall inspect the Aircraft and Lessee shall execute the Certificate of Acceptance evidencing Lessee's acceptance of the Aircraft and accept delivery of the Aircraft at Ontario, California. On the Acceptance Date, the Aircraft shall be registered with the FAA in the name of Lessor, as owner.

               (c) Lessee agrees, at its own cost and expense, to place such insignia, plates or other identifications on the Airframe indicating Lessor's title thereto and Lessor's interest therein, as Lessor may from time to time reasonably request; and in any event Lessee will cause to be affixed to and maintained on the Airframe, in a location adjacent to and not less prominent than the airworthiness certificate for the Aircraft would have to be affixed under FAA regulations, and on each Engine, a plate bearing the following legend in English:

     "PROPERTY OF AND LEASED FROM C.I.T. LEASING CORPORATION"

Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; PROVIDED, HOWEVER, that the Lessee may cause the Airframe to be lettered or otherwise marked in an appropriate manner for convenience of identification of the interest of the Lessee therein..

               (d) At all reasonable times upon notice, Lessor shall, at Lessor's cost, have the right to inspect the Aircraft and the books, logs and records of Lessee pertaining thereto where located, which shall be at the home base airport for the Aircraft. Lessor shall not however have any duty to make such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

          13.  ASSIGNMENT AND SUBLEASING.

               (a) BY LESSEE. Lessee shall not assign this Lease or any rights in or to the Aircraft or sublease or otherwise relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that Lessee may, without the prior consent of Lessor deliver the Airframe or any Engine to the Manufacturer or any other applicable manufacturer thereof for testing or other similar purposes or to any approved maintenance provider for service, repair, maintenance or overhaul work on the Airframe or such Engine or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms hereof. Any attempted assignment not otherwise expressly permitted hereby shall be of no effect, unless Lessor first shall have consented thereto in writing. Lessor's consent to an assignment in any one or more instances shall not impose any obligation upon Lessor to consent to any other or further assignments. Lessor's consent to an assignment shall not release Lessee from any obligations with respect to this Lease unless expressly so stated in the written consent.

               (b) BY LESSOR. All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, (but subject always to the rights of Lessee under this Lease) to any Person; PROVIDED that (a) such assignment, pledge, mortgage, transfer or disposition shall in no way impair Lessee's rights and interests in the Aircraft and this Lease, (b) such assignment, pledge, mortgage, transfer or disposition shall not increase any indemnity or other obligation of Lessee hereunder, and Lessee shall have no greater obligations hereunder whether by reason of an increase in the amount of any indemnity payable hereunder or otherwise, and (c) Lessor shall reimburse Lessee for all costs and expenses, including reasonable legal fees, in connection with such assignment, pledge, mortgage, transfer or disposition; PROVIDED FURTHER, that the foregoing provision shall not be applicable or effective if any such assignment, pledge, mortgage, transfer or disposition is made pursuant to Section 8 or 23 hereof. Lessor shall give Lessee notice of any such assignment, and Lessee shall acknowledge receipt thereof in writing.

          14. LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, Airframe, or any Engine, or any Part, unit or component thereof, Lessor's title thereto, or any interest therein, except (i) the respective rights of Lessor and Lessee as provided in this Lease, (ii) the rights of Persons under agreements and arrangements to the extent permitted by the terms of Section 11 and 13(a), (iii) Lessor Liens, (iv) Liens for Taxes being contested by Lessee in good faith by appropriate proceedings in accordance with Section 17(e) hereof, and (v) materialmen's, mechanics', workmen's, repairmen's, employee's, storage or other like Liens arising in the ordinary course of business, for amounts the payment of which is either not yet delinquent or being contested by Lessee in good faith by appropriate proceedings and where, in Lessor's opinion, there is no danger of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any part thereof. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Aircraft, Airframe and each Engine free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor in writing promptly upon becoming aware of any tax or other Lien that shall attach to the Aircraft, Airframe or any Engine, and of the full particulars thereof.

          15.  LOSS, DAMAGE OR DESTRUCTION.

               (a) RISK OF LOSS, DAMAGE OR DESTRUCTION. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Aircraft, however caused or occasioned, such risk to be borne by Lessee with respect to the Aircraft from the date of this Lease, and continuing until the Aircraft has been returned to Lessor in accordance with the provisions of Section 4 hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Rent.

               (b) PAYMENT OF CASUALTY LOSS VALUE UPON AN EVENT OF LOSS. If an Event of Loss occurs with respect to the Aircraft or the Airframe at any time after the date hereof and until the Expiration Date, Lessee shall promptly give Lessor written notice thereof and shall, not later than the earlier of the date (a) 15 days following the date of receipt of proceeds of insurance with respect to such Event of Loss and (b) on such date designated by Lessee occurring on or before the date ninety (90) days after the date of such Event of Loss, either (x) substitute an airframe for the Airframe in accordance with the provisions of the succeeding paragraph of this Section 15(b) and substitute an engine or engines for the Engine or Engines, if any, with respect to which such Event of Loss occurred on the date of substitution of said airframe pursuant to the terms of this Lease PROVIDED, THAT, notwithstanding anything herein to the contrary, Lessee must either (A) substitute an airframe in accordance with this Section 15 for the Airframe on or prior to the last day of the calendar year on which such Event of Loss occurs or (B) agree to indemnify Lessor for all costs, losses and expenses (including but not limited to the loss of any tax benefits) incurred directly or indirectly by Lessor in connection with the substitution of the Airframe after the last day of the calendar year on which such Event of Loss occurs, or (y) pay to Lessor on the Rent Payment Date next following the date of such Event of Loss (i) the Casualty Loss Value of the Aircraft. Upon payment in full of the amounts specified in Section 15(b)(y) above, plus all Supplemental Payments then due and payable by Lessee hereunder, (1) the obligation of Lessee to pay Basic Rent hereunder shall terminate, (2) the Basic Term and this Lease shall end, and (3) Lessor will transfer to Lessee, without recourse, representation or warranty (except as set forth in Section 19 hereof with respect to title and Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and the Engines (if any) with respect to which such Event of Loss occurred, as well as all Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed thereon when such Event of Loss occurred.

          In the event of a substitution of an airframe pursuant to the preceding paragraph, Lessee shall purchase in the name of Lessor or cause to be conveyed to Lessor, as replacement for the Airframe, title to another Gulfstream 1159-A airframe, free and clear of all Liens other than any Permitted Liens and having a value, utility and remaining useful life at least equal to, and being in as good operating condition as, the Airframe, assuming that the Airframe was of the value, utility and remaining useful life and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, and if such Event of Loss also occurred with respect to an Engine or the Engines, Lessee shall duly convey or cause to be conveyed to Lessor, in replacement for the Engine or Engines with respect to which such Event of Loss occurred, title to a number of engines equal to the number of Engines with respect to which such Event of Loss has occurred of the same or an improved make, model and manufacturer suitable for installation and use on the Airframe free and clear of all Liens other than any Permitted Liens having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming that such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. In either case, as applicable, prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly (i) furnish Lessor with a bill of sale in form and substance satisfactory to Lessor, with respect to such replacement airframe or engines, as the case may be, (ii) cause supplements hereto, in form and substance satisfactory to Lessor, subjecting such replacement airframe or engines, as the case may be, to this Lease, to be duly executed by Lessee,
(iii) furnish Lessor with such evidence of the condition of such replacement airframe or engines, as the case may be, and of compliance with the insurance provisions of Section 16 hereof with respect to the replacement airframe or engines as Lessor may reasonably request, (iv) deliver to Lessor a legal opinion in form and substance satisfactory to Lessor stating that the title and ownership to such replacement airframe or engine have been conveyed to Lessor under applicable Law and any security interest is protected under applicable Law, and (v) take such other action as Lessor may reasonably request in order that such replacement airframe or engines, as the case may be, be duly and properly titled in Lessor and leased hereunder to the same extent as the Airframe or the Engine replaced hereby. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee without recourse, representation or warranty, express or implied, of any nature whatsoever (except as set forth in Section 19 hereof with respect to the title and Lessor Liens), and on an "as-is, where-is" basis, all of Lessor's right, title and interest in and to the Airframe, Engine or Engines with respect to which such Event of Loss occurred, and such Airframe or Engine shall thereafter no longer be an "Airframe" or an "Engine" (as the case may be) as defined herein. Thenceforth, for all purposes hereof, such replacement airframe or such replacement engine shall be deemed the "Airframe" or an "Engine" (as the case may be) as defined herein and part of the same Aircraft as was the Airframe or the Engine or Engines.

               (c) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon each occurrence of an Event of Loss with respect to an Engine only and not to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, as promptly as possible and in any event within 30 days after the occurrence of such Event of Loss, duly convey or cause to be conveyed to Lessor, as replacement for such Engine, title to another engine of the same or an improved make, model and manufacture as the Engine with respect to which such Event of

Loss occurred, free and clear of all Liens other than any Permitted Liens, and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming that such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and, upon such conveyance, Lessee, at its own expense, will promptly (i) furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to such replacement engine, (ii) cause a supplement hereto, in form and substance satisfactory to Lessor, subjecting such replacement engine to this Lease, to be duly executed by Lessee, (iii) furnish Lessor with such evidence of the condition of such replacement engine, and of compliance with the insurance provisions of Section 16 hereof with respect to such replacement engine as Lessor may reasonably request and, (iv) furnish Lessor with a legal opinion, in form and substance satisfactory to Lessor, stating that title and ownership have been duly conveyed to Lessor under applicable Law and as to such other matters of applicable Law as Lessor may reasonably request, and (v) take such other action as Lessor may reasonably request in order that title to such replacement engine is duly conveyed to Lessor and that such replacement engine has been validly subjected to this Lease to the same extent as the Engine replaced thereby. Upon full compliance by Lessee with the terms of this paragraph (c), Lessor will transfer to Lessee without recourse, representation or warranty, express or implied, of any nature whatsoever (except as to title and freedom from Lessor Liens) and on an "as-is, where-is" basis, Lessor's title to the Engine with respect to which such Event of Loss occurred, and such Engine shall thereafter no longer be an "Engine" as defined herein. Thenceforth, for all purposes hereof, such replacement engine shall be deemed an "Engine" as defined herein and part of the Aircraft.

               (d) APPLICATION OF OTHER PAYMENTS UPON EVENT OF LOSS. Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or by Lessee from any insurer, Governmental Authority or other party or insurer (except Lessee) as a result of the occurrence of an Event of Loss will be applied as follows: (i) (except as provided in Section 16 hereof) any such payments received at any time by Lessee shall be promptly paid to Lessor for application pursuant to the following provisions of this Section 15(d); (ii) if any such payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon) that has been or is being replaced pursuant to Section 15(b), so much of such payments as shall not exceed the cost of any replacement Airframe, Engine or Engines to be purchased pursuant to Section 15(b) hereof shall be applied for payment of (or to reimburse Lessee for its payment of) such replacement Airframe, Engine or Engines; (iii) if any such payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon) that have not or are not being replaced pursuant to Section 15(b) so much of such payments as shall not exceed the amount of the Casualty Loss Value, required to be paid by Lessee pursuant to Section 15(b) hereof shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts unless an Event of Default shall have occurred and be continuing; (iv) if any such payments are received with respect to an Engine that has been or is being replaced pursuant to Section 14(c), so much of such payments as shall not exceed the cost of any replacement Engine or Engines to be purchased pursuant to Section 14(c) hereof shall be applied for payment of (or to reimburse Lessee for its payment of) such replacement Engine or Engines, unless an Event of Default shall have occurred and be continuing; and (v) the balance, if any, of such payments remaining thereafter shall be paid to Lessee, unless an Event of Default shall have occurred and be continuing.

          16.  INSURANCE.

               (a) PUBLIC LIABILITY AND PROPERTY DAMAGE LIABILITY INSURANCE. Lessee, at its own expense, shall maintain in effect comprehensive third party aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, but not limited to, passenger legal liability, cargo liability, contractual liability and products liability insurance, during the Basic Term in an amount not less than $50,000,000 for any one accident, or series of accidents arising out of any one event, with respect to the Aircraft and Items of Equipment. Such policy shall include war and allied risks in accordance with standard market practice (currently "THE EXTENDED COVERAGE ENDORSEMENT-AVN 52A"). Any such liability insurance policy may be subject to a deductible in an amount not to exceed $50,000 per occurrence or such lesser amount as shall be equivalent to the industry standard for aircraft of the same type operated by airlines similarly situated to Lessee. All such policies shall be maintained in effect with insurers and/or reinsurers of recognized reputation and responsibility, reasonably satisfactory to Lessor. Any policies of insurance carried in accordance with this Section 16 and any policies taken out in substitution or replacement for any of such policies shall: (1) name Lessor and any Indemnified Party, together with any of their respective successors and assigns, as additional insureds; (2) provide that in respect of the interests of Lessor and any Indemnified Party such policies of insurance shall insure Lessor and such Indemnified Party regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee; (3) provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until thirty (30) days after receipt by Lessor and any Indemnified Parties of written notice from such insurers of such cancellation, lapse or change (and with respect to war risk insurance, such shorter period as shall be customary on the London market for such insurance in such area of the world); (4) provide that neither Lessor nor any Indemnified Party shall have any responsibility for any premiums, commissions or calls in connection with such insurance and (5) provide that all payments shall be made in United States Dollars. Each liability policy shall (i) be primary without right of contribution from any other insurance which is carried by Lessor and
(ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

               (b) INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT. Lessee, at its own expense, shall maintain in effect with insurers and/or reinsurers of recognized reputation and responsibility reasonably satisfactory to Lessor:
(A) all-risk ground and flight aircraft hull insurance covering the Aircraft (including taxiing exposures); (B) all-risk coverage with respect to any Engines, Parts or Landing Gear while removed from the Aircraft; and (C) war risk and hijacking (including political/non-political hijacking and acts of terrorism) coverages, including, but not limited to, coverage against government confiscation, expropriations, nationalization or seizure, including the government of registry (if other than the United States). All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft, shall be payable in Dollars in the United States and shall be in the amount of not less than the greater of (i) the applicable Casualty Loss Value which is the agreed value between Lessor and Lessee and (ii) the amount necessary to obtain a replacement aircraft of equal or greater value. Any hull insurance carried in accordance with this Section 16 shall not contain any provision for self-insured amounts or a deductible, provided that such insurance may be subject to a deductible which does not exceed $50,000 per occurrence. Each Engine, after removal, shall be insured for not less than $2,500,000 under a ground risks policy reasonably acceptable to Lessor. Any policies carried in accordance with this Section 16: (1) shall be primary without right of contribution from any other insurance which is carried by Lessor or any Indemnified Party with respect to the Aircraft; (2) shall provide that if such insurance is cancelled or materially changed for any reason whatsoever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor or any Indemnified Party for thirty (30) days (and, with respect to war risk insurance, seven (7) days or such shorter period as shall be customary on the London market for such insurance in such area of the world) after receipt by Lessor and any Indemnified Party of written notice from such insurers of such cancellation or lapse or material change in policy terms and conditions; (3) shall provide that partial losses of less than $50,000 shall be adjusted by and payable to Lessee (so long as no Default has occurred and is continuing hereunder), but that in the event of a greater loss the entire insurance shall be adjusted by Lessee and Lessor and payable to Lessor alone; (4) shall provide that in respect of the interest of Lessor or any Indemnified Party in such policies the insurance shall insure Lessor or such Indemnified Party regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Lessee or any other Person; (5) shall waive any rights of set off, counterclaim or deduction, whether by attachment or otherwise, and all rights of subrogation against Lessor, and any Indemnified Party, together with their respective successors, assignors, agents, officers, employees and servants; (6) shall provide that neither Lessor nor any Indemnified Party shall have any liability for any premiums, commission or calls in connection with such insurance; (7) to the extent of reinsurance, include a cut-through provision permitting Lessor and any Indemnified Party to file claims and to obtain payment directly from the reinsurers under the reinsurance policies; and (8) shall name Lessor as sole loss payee for the account of all interests.

               Lessor is not under any duty or obligation to verify the existence or adequacy of any insurance.

               Lessee may obtain additional hull insurance on the Aircraft, over and above the Casualty Loss Value hereunder, provided that it does not adversely affect the coverage required to be maintained hereunder.

               (c) APPLICATION OF PROCEEDS IN AN EVENT OF LOSS OF AIRCRAFT. All insurance payments received from policies maintained by Lessee as the result of the occurrence of an Event of Loss shall be applied as follows: If such payments are received with respect to the Airframe and the Engines installed thereon, Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto, and such insurance proceeds shall be paid to Lessor in an amount equal to the Casualty Loss Value.

               (d) APPLICATION OF PROCEEDS IN THE ABSENCE OF AN EVENT OF LOSS. As between Lessor and Lessee, insurance payments with respect to any property damage to the Aircraft or any Part thereof not constituting an Event of Loss with respect thereto will be applied in payment repairs or for replacement property in accordance with the terms of Sections 10 and 11 hereof, if not already paid by Lessee (or to reimburse Lessee for such repairs or replacements already paid by Lessee), and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessee or as otherwise directed by Lessee. Any amount which is payable to Lessee under this Section 16 shall not be paid to Lessee if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, but shall be held by Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as there no longer exists any Default or Event of Default.

               (e) REPORTS, ETC. Lessee's insurance broker shall be required to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Not less than ten (10) days prior to the Acceptance Date, and thereafter on or prior to each renewal or replacement by Lessee of the insurance required hereby, Lessee will furnish to Lessor one or more original certificates each executed and delivered by an insurance broker appointed by Lessee and approved by Lessor, which together shall describe in reasonable detail insurance carried on the Aircraft and shall certify that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will cause each such approved insurance broker to agree to advise Lessor in writing at least thirty (30) days (seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage) prior to the non-renewal, termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance or as soon as possible in respect of "non-renewal" or automatic termination for war risk. Not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, Lessee will provide Lessor with telexed or telecopied confirmation from Lessee's insurance brokers certifying that renewal certificates of insurance evidencing the renewal or replacement of such insurance pursuant to the provisions of Article 12 hereof will be issued on the termination date of the prior certificate of insurance coverage. Within seven
(7) days after such renewal, Lessee will furnish to Lessor a certificate of such insurance coverage from such insurance broker.

               (f) LESSOR'S ADDITIONAL INSURANCE. Lessor, at its option and at its sole expense, may obtain insurance with respect to the Aircraft; PROVIDED, that no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee pursuant to this Section 16. Lessee shall have no right to any proceeds of any insurance policies maintained by Lessor.

               (g) LESSEE'S ADDITIONAL INSURANCE. Lessee, at its option and at its sole expense, may obtain additional insurance with respect to the Aircraft; PROVIDED, that no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained pursuant to this Section 16. Lessor shall have no right to any proceeds of any insurance policies maintained by Lessee.

          17.  GENERAL TAX INDEMNIFICATION

               (a) Lessee agrees that all payments by Lessee in connection with the transactions contemplated by this Lease shall be free of all withholdings of any nature whatsoever (including, without limitation, withholding taxes, monetary transfer fees, or similar taxes and charges), and in the event any withholding is required, Lessee shall pay the same together with such additional amount as is required so that each such payment shall be, under any circumstances and in any event, in the amount as set forth or referred to herein. Lessee shall pay, and shall hold each Tax Indemnitee harmless from liability for, any and all sales, use, business, gross or net income, personal property, license, documentation, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross or net receipts, franchise, stamp, environmental and other taxes, levies, imposts, withholdings, charges, fees, assessments or duties of any nature, together with any penalties, fines, additions to tax or interest thereon imposed by any Federal, state or local government or taxing authority in the United States, or by any foreign country or any taxing authority or subdivision thereof ("Taxes"), upon or with respect to, based upon or measured by the Aircraft or any Part thereof or interest therein, or the manufacture, purchase, financing, refinancing, ownership, delivery, leasing, subleasing, registration, possession, use, location, operation (including, without limitation, landing and take-off), return, replacement, storage, transfer of title, acceptance or other disposition thereof, or the rentals, receipts or earnings arising therefrom (including, without limitation, the Rent) or otherwise with respect to or in connection with the transactions contemplated by this Lease or the other Operative Documents, and any out-of-pocket costs and expenses attributable to any of the foregoing incurred by any Tax Indemnitee; PROVIDED, HOWEVER, that Lessee shall have not such obligation with respect to (i) Taxes (other than sales, use, rental, value added and similar taxes) imposed by the Federal government of the United States upon or with respect to, based on or measured by, the net income of any Tax Indemnitee; (ii) Taxes which are net income, capital, net worth, franchise, or similar conduct of business taxes which are imposed on any Tax Indemnitee by any state or local taxing authority in the United States; (iii) Taxes imposed as a result of a voluntary transfer or other disposition by Lessor of the Aircraft or any Part thereof or interest therein, unless such transfer or other disposition occurs by reason of exercise of Lessor's remedies under this Lease after occurrence of a Default or an Event of Default; (iv) Taxes imposed as a direct and primary result of any Tax Indemnitee's gross negligence or willful misconduct; and (v) Taxes imposed as a result of Lessor's failure to file any Tax report or return in a timely or proper manner (provided Lessee has complied with Section 17(b) hereof).

               (b) REPORTS. In case of any report or return to be made with respect to any obligation of Lessee under this Section 17 or arising out of this Section 17, Lessee will either (i) make such report or return in such manner as will show the ownership in Lessor of the Aircraft, and send a copy of such report or return to the relevant Tax Indemnitee or (ii) notify such Tax Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Tax Indemnitee. Lessee shall, at its expense, duly file all required reports and returns respecting all Taxes paid or indemnified against by Lessee pursuant to Section 17(a) to the extent Lessee is permitted to do so; PROVIDED, HOWEVER, that if the same must be filed by an Tax Indemnitee, Lessee will advise such Tax Indemnitee of the necessity of filing the same and, in sufficient time before the same are due, furnish such Tax

Indemnitee with a completed copy thereof and funds in the amount required to be submitted, together with any additional information and records relating thereto as such Tax Indemnitee may reasonably request. Lessee shall hold such Tax Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and costs arising out of any insufficiency or inaccuracy in any information in such report or return filed or supplied by Lessee. Lessee shall make available to such Tax Indemnitee such other information and records as are maintained by Lessee regarding the location, operation or use of the Aircraft. If any Tax Indemnitee reasonably requests additional information relating to any Part or the operation, use or location thereof, Lessee shall make available such other information and records as it maintains in the course of its business.

               (c) AFTER-TAX NATURE OF INDEMNITY. (i) Lessee agrees that, with respect to any indemnity payment under this Lease, including, without limitation, this Section 17, such indemnity payment shall include any amount necessary to hold each Tax Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Tax Indemnitee with respect to such indemnity payment under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or subdivision of a foreign country.

                    (ii) For purposes of this Section 17(c), calculations made on an after-tax basis shall be made assuming the maximum statutory rates applicable to the recipient for the relevant year, after taking into account deductions attributable to the imposition of other taxes (such as state and local taxes), which would similarly be calculated on the basis of the maximum statutory rates for which such deduction was available for the applicable year.

               (d) PAYMENT OF TAXES AND INDEMNITIES. Lessee shall, to the extent permissible, pay all Taxes directly and shall reimburse each Tax Indemnitee for all Taxes paid or payable by such Tax Indemnitee within 10 days of receipt of written notice that reimbursement for such amount is due. Lessee shall pay all indemnities and other amounts due hereunder within five (5) days of receipt of written notice that reimbursement for such amount is due.

               (e) CONTEST. If a written claim is made against any Tax Indemnitee for any Taxes for which Lessee is responsible under Section 17(a) hereof, such Tax Indemnitee shall promptly notify Lessee; PROVIDED, that, the failure to provide such notice shall not affect Lessee's obligations hereunder to such Tax Indemnitee unless such failure shall preclude the contest of such claim. If reasonably requested by Lessee in writing within 30 days after such notification, and upon determination that the amount of the claim exceeds $25,000 and that the action to be taken will not, in the sole opinion of Lessor, result in any material danger of sale, forfeiture or loss of, or the creation of any Lien on the Aircraft or any interest therein (or in the event of such material danger of sale, forfeiture, loss or lien, Lessee shall have not obtained a bond satisfactory to Lessor in Lessor's sole discretion), such Tax Indemnitee shall upon receipt of an indemnity reasonably satisfactory to it at the sole expense of Lessee (including without limitation, all reasonable costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest) in good faith contest the validity, applicability or amount of such Taxes by in such Tax Indemnitee's sole discretion (i) resisting payment thereof; (ii) not paying the same except under protest, if protest is necessary and proper; and (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings;

PROVIDED, HOWEVER, that such Tax Indemnitee shall not be required to take any action to contest a claim unless (x) Lessee provides an opinion of tax counsel of nationally recognized standing selected by Lessee and reasonably satisfactory to such Tax Indemnitee, to the effect that there is a reasonable basis under the standard set forth in ABA Formal Opinion 85-352 or any successor thereto in law and fact for contesting such proposed adjustment (which opinion shall be obtained at Lessee's sole cost and expense), (y) in the event that the subject matter of the contest is of a continuing nature and has previously been decided adversely pursuant to the contest provisions of this
Section 17(e) by the highest court to which an appeal was taken, there has been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim shall have been so previously decided and such Tax Indemnitee shall have received an opinion of independent tax counsel selected by such Tax Indemnitee, which opinion shall be obtained at Lessee's sole expense, to the effect that, as a result of such change it is (at least) as likely as not that the position which such Tax Indemnitee or Lessee, as the case may be, will assert in any contest of such Tax would prevail, and (z) prior to the commencement of any contest, Lessee shall have delivered to such Tax Indemnitee a written acknowledgment of its obligation to fully indemnify Lessor to the extent the contest is not successful. Any contest required pursuant to the preceding sentence shall, at the option of such Tax Indemnitee, be conducted by such Tax Indemnitee or Lessee in the name of Lessee or such Tax Indemnitee. If any contest involves payment of the Tax in question, Lessee shall either make such payment directly to the appropriate authority or advance to such Tax Indemnitee sufficient funds (on an interest-free basis) to make such payment.

          If a Tax Indemnitee shall obtain an actual refund or credit of all or any part of any Taxes paid by Lessee, such Tax Indemnitee shall pay to Lessee the amount of such refund or credit (taking into account any tax savings resulting therefrom), net of expenses not already paid or reimbursed by Lessee, and any interest fairly attributable thereto plus an amount equal to the Tax savings realized by such Tax Indemnitee as a result of any payment to Lessee pursuant to this paragraph; PROVIDED, HOWEVER, that such amount shall not be payable before Lessee makes all payments and indemnities to such Tax Indemnitee then due hereunder; and, PROVIDED FURTHER, HOWEVER, that the aggregate amount of all payments with respect to any Taxes made by such Tax Indemnitee pursuant to this sentence shall not exceed the aggregate amount of all payments made by Lessee to such Tax Indemnitee pursuant to this Section 17 with respect to such Taxes.

          Notwithstanding anything to the contrary herein, (x) if a Default or Event of Default shall have occurred and be continuing, Lessee shall not be entitled, and no Tax Indemnitee shall be obligated, to commence or to continue any contest hereunder and (y) in no event shall a Tax Indemnitee be required to appeal an adverse judicial decision to the United States Supreme Court.

          Lessee shall not be deemed to be in default under any of the indemnification provisions of this Article 17 while it or a Tax Indemnitee diligently prosecutes such contest pursuant to this Section 17(e).

          Nothing contained in this Section 17(e) shall require any Tax Indemnitee to contest or permit Lessee to contest a claim which it would otherwise be required to contest pursuant to this Section 17(e) if such Tax Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under Section 17(a) by way of indemnity in respect of such claim.

               (f) AFFILIATED GROUP. The terms "Lessor" and "Tax Indemnitee" for purposes of this Section 17 shall include the affiliated group of corporations and each member thereof (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which Lessor or a Tax Indemnitee is or shall become a member if such group shall file a consolidated United States Federal income tax return.

               (g) SURVIVAL. The provisions of this Section 17 shall survive the expiration or termination of this Lease.

          18. GENERAL INDEMNITIES. (a) Lessee hereby assumes liability for, and does hereby agree, whether or not any of the transactions contemplated hereby are consummated, to indemnify, protect, save, defend, and hold harmless each of Lessor and its respective officers, directors, stockholders, successors, assigns, agents and servants (but excluding the Manufacturer in its capacity as manufacturer of the Aircraft), (each such party being herein, for purposes of this Section 18, called an "INDEMNIFIED PARTY") on an after-tax basis from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including legal expenses, of every kind and nature whatsoever ("LOSS") imposed on, incurred by, or asserted against any Indemnified Party, in any way relating to or arising out of (a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or re-registration, delivery, leasing, releasing, possession, use, operation, maintenance, storage, removal, return, sale or other disposition of the Aircraft, or any portion thereof (including without limitation the Airframe and each Engine) and, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any person, (ii) patent or latent defects in the Aircraft (whether or not discoverable by Lessee or any Indemnified Party), (iii) any claims based on strict liability in tort, and (iv) any claims based on patent, trademark or copyright infringement, or
(b) this Lease, the Operative Documents or any failure on the part of Lessee to perform or comply with any of the terms of this Lease or the other Operative Documents to which it is a party.

               (b) Notwithstanding the preceding paragraph (a), Lessee shall not be obligated to make any payment by way of indemnity to any Indemnified Party in respect of (i) any Loss of such Indemnified Party which results from or arises out of the gross negligence or willful misconduct of such Indemnified Party, (ii) any Loss arising out of the period after the return of the Aircraft in accordance with the terms of this Lease, (iii) any Loss which arises from the creation or existence of Lessor Liens, (iv) any Loss which relates to any sale, pledge, mortgage, assignment, transfer or other disposition (whether voluntary or involuntary) by such Indemnified Party of any interest of such Indemnified Party in the Aircraft, the Airframe, any Engine or any Part, equipment or accessory other than a transfer or disposition pursuant to the exercise of remedies pursuant to Section 23 hereof or a transfer or disposition pursuant to Section 8 hereof, (v) any Tax (it being understood that Section 17 hereof and the Tax Indemnity Agreement provides for Lessee's liability with respect to Taxes), and (vi) any Loss which constitutes expenses that such Indemnified Party shall have expressly agreed in this Lease or any agreement relating hereto or thereto by which such Indemnified Party is expressly bound to bear without right of reimbursement.

               (c) Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. If any Indemnified Party shall obtain a repayment of any indemnified amount paid by Lessee, such Indemnified Party shall promptly pay to Lessee the amount of such repayment together with the amount of any interest received by such Indemnified Party on account of such repayment.

               (d) Subject to the provisions of Section 18(c) hereof, Lessee shall pay directly to each Indemnified Party all amounts due under this Section 18 within five (5) days of the receipt of written notice by Lessee from such Indemnified Party that such payment is due.

               (e) Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 18. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnified Party. Lessee may, and upon such Indemnified Party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. Lessor agrees that no claim which is indemnifiable hereunder shall be compromised or settled without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

               (f) Lessee agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnified Party with respect to such payment or indemnity under the laws of any Federal, state or local government or Taxing Authority in the United States, or under the laws of any Taxing Authority or governmental subdivision of a foreign country. For purposes of this Section 18(f), calculations made on an after-tax basis shall be made assuming the maximum statutory rates applicable to the recipient for the relevant year, after taking into account deductions attributable to the imposition of other taxes (such as state and local taxes), which would similarly be calculated on the basis of the maximum statutory rates for which such deduction was available for the applicable year.

               (g) The indemnities contained in this Section 18 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease, and are expressly made for the benefit of and shall be enforceable by each Indemnified Party.

          19. NO WARRANTIES. LESSOR NOT BEING THE MANUFACTURER OR VENDOR OF THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE OR ANY PART, MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE, ITS MERCHANTABILITY, DURABILITY, SUITABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE, OR THE CONFORMITY OF THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, AND LESSOR HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (WHICH DISCLAIMER LESSEE HEREBY ACKNOWLEDGES). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE AIRCRAFT, THE AIRFRAME OR ANY ENGINE, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE AIRCRAFT, AIRFRAME OR ANY ENGINE FOR ANY REASON WHATSOEVER. NOTWITHSTANDING THE FOREGOING, Lessor represents, warrants and covenants to Lessee that (i) it has full power and authority to enter into and perform this Lease and the other Lessee Documents to which it is a party, (ii) the execution, delivery and performance of this Lease and the other Lessee Documents to which it is a party have been duly authorized by all necessary action on the part of Lessor, do not require any stockholder approval or approval or consent of any trustee or holders of any debt or other obligations of Lessee, and do not contravene any provision of any applicable Law, governmental rule, regulation or order, the by-laws or other constituent documents of Lessor or any indenture, mortgage, contract or other material agreement or instrument to which Lessor is a party or by which it or any of its assets may be bound or affected, (iii) this Lease constitutes the valid and legally binding obligation of Lessor enforceable against Lessor in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iv) on the Acceptance Date it will have good and marketable title to the Aircraft free and clear of all Lessor Liens and (v) so long as Lessee performs each and every covenant to be performed by it hereunder, Lessor or anyone claiming by or through Lessor shall not interfere with Lessee's quiet enjoyment and use of the Aircraft. So long and only so long as no Event of Default shall have occurred and be continuing, and so long and only so long as the Aircraft shall be subject to this Lease and Lessee shall be entitled to possession of the Aircraft hereunder, (i) Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Aircraft, Airframe, and each Engine, and any part thereof or (ii) Lessor shall have, to the extent permitted by any such manufacturer's, vendor's or dealer's warranty, assigned such warranty to Lessee, and Lessee may in its own name seek to enforce the same against any manufacturer, vendor or dealer; PROVIDED, HOWEVER, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization or assignment.

          20. FINANCIAL INFORMATION. From the date of execution of this Lease and during the Basic Term of this Lease, Lessee agrees to furnish to Lessor such information as Lessor may reasonably request at any time concerning the Lessee and its affairs.

          21. CONDITIONS PRECEDENT. The obligation of Lessor to purchase from Seller and lease the Aircraft to Lessee is subject to the following conditions precedent having been complied with to the satisfaction of or waived in writing by Lessor on or before the Acceptance Date (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to Lessor):

               (a)  The following documents set forth in clauses (i) through
(xv) below shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Acceptance Date, and an executed copy of each of the following documents shall have been delivered to Lessor:

                    (i)       the Purchase Agreement;

                    (ii)      the Purchase Agreement Assignment;

                    (iii)     this Lease;

                    (iv)      the Guaranty;

                    (v)       the Tax Indemnity Agreement;

                    (vi)      the Assignment of Warranties;

                    (vii) a legal opinion of special FAA counsel to Lessor and in-house counsel of each of Lessee and Guarantor (the "LEGAL OPINIONS") in form and substance satisfactory to Lessor;

                    (viii) an executed appointment of CT Corporation, New York, New York, as agent to receive service of process in New York on behalf of Lessee and Guarantor, together with an executed acceptance of such appointment by CT Corporation;

                    (ix) a consent by Seller to the Purchase Agreement Assignment in form and substance similar to Exhibit A to the Purchase Agreement Assignment;

                    (x) the Aeronautical Bill of Sale executed by Seller to Lessor;

                    (xi) an FAA form Application for Registration executed by Lessor;

                    (xii) the Warranty Bill of Sale executed by Seller to Lessor and other documents requested to be delivered by Seller pursuant to the Purchase Agreement;

                    (xiii) the Certificate of Acceptance in the form set forth as Exhibit A to this Lease;

                    (xiv) UCC-1 Financing Statements executed by Lessee and filed in the appropriate jurisdictions with appropriate agencies in California; and

                    (xv) such other documentation as Lessor may reasonably require.

               (b)  Lessor shall have received the following:

                    (i) evidence satisfactory to Lessor confirming that this Lease has been duly filed with the FAA;

                    (ii) copies of all necessary consents or approvals from any Governmental Authority or such other Person as to the transactions contemplated by this Lease, including but not limited to the authorization, if necessary, issued by the appropriate monetary control agency for the payments required under the terms of this Lease;

                    (iii) evidence that Lessee has obtained such licenses, operator's certificates or other documents from each appropriate Governmental Authority as may be required to operate the Aircraft under applicable Law, including but not limited to, approval by the FAA of Lessee's Maintenance Program for the Aircraft;

                    (iv) a copy of the Articles of Incorporation of Lessee and the Certificate of Incorporation of Guarantor and a copy of resolutions of the Board of Directors of each of Lessee and Guarantor duly authorizing the execution, delivery and performance by Lessee or Guarantor, as the case may be, of each of the Lessee Documents, to which it may be a party, and each other document required to be executed and delivered by Lessee or Guarantor, as the case may be, in accordance with any provisions under the Lessee Documents;

                    (v) a certificate signed by a duly authorized officer of each of Lessee and Guarantor certifying that (i) the copies of the Articles of Incorporation of Lessee and the Certificate of Incorporation of Guarantor, as the case may be, and (ii) the resolutions of the Board of Directors of Lessee or Guarantor, as the case may be, are true and correct as of the Acceptance Date, and such certificate shall be in form and substance acceptable to Lessor, executed by Lessee or Guarantor, as the case may be;

                    (vi) a certificate signed by a duly authorized officer of each of Lessee and Guarantor, dated the Acceptance Date, to the effect that
(i) the representations and warranties of Lessee contained in Section 22 hereof or the representations and warranties of Guarantor contained in the Guaranty, as the case may be, are true and correct on and as of such date as though made on and as of such date, and all authorizations and approvals of, giving of notice to, and filings and recordings with, all regulatory bodies and authorities which may be conditions to the validity or enforceability of this Lease or the Guaranty, as the case may be, or Lessee's or Guarantor's performance, as the case may be of the terms thereof have been duly accomplished; and (ii) no Default or Event of Default has occurred and is continuing or would result from the lease of the Aircraft hereunder.

                    (vii) a current certificate of existence of each of Lessee and Guarantor.

                    (viii) such other documents and evidence with respect to Lessee or Guarantor as Lessor or its counsel may request in order to establish the consummation of the transactions contemplated by this Lease, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein or therein set forth.

                    (ix) the Basic Rent due on the first Rent Payment Date and all transaction costs due and owing pursuant to Section 34 hereof.

               (c) On the Acceptance Date the following statements shall be correct, and Lessor shall have received evidence reasonable satisfactory to it to the effect that:

                    (i) Lessor has good and legal title to the Aircraft free and clear of all Liens;

                    (ii) the Aircraft has been duly certified by the Aeronautics Authority as to type and airworthiness;

                    (iii) the Aircraft has been duly registered in the name of Lessor as owner with the FAA;

                    (iv) the representations and warranties of Lessee contained herein shall be true and correct on and as of the Acceptance Date as though made on and as of the Acceptance Date;

                    (v) the representations and warranties of Guarantor contained in the Guaranty shall be true and correct on and as of the Acceptance Date as though made on and as of the Acceptance Date;

                    (vi) all authorizations and approvals of, giving of notice to, and filings and recordings with, all regulatory bodies and authorities which may be conditions to the validity or enforceability of this Lease or Lessee's performance of the terms hereof have been duly accomplished;

                    (vii) no event shall have occurred and be continuing which constitutes a Default or an Event of Default under this Lease;

                    (viii) there shall not have occurred, on or after the date hereof and on or prior to the Acceptance Date, any amendment or proposed amendment having an effective date or proposed effective date on or prior to the Acceptance Date to the Code or the Treasury Regulations promulgated thereunder, that renders inaccurate or would, if enacted or made final, render inaccurate any assumption contained in Section 1 of the Tax Indemnity Agreement;

                    (ix) there has not occurred in Lessor's reasonable judgment, any material adverse change in the business, assets, property, prospects or condition (financial or otherwise) of Lessee or Guarantor since the date of this Lease; and

                    (x) the Aircraft shall have (x) a distress value on the Acceptance Date, and (y) a residual value on the Expiration Date both satisfactory to Lessor in its sole discretion.

               (d) Lessor shall have received an appraisal of Avmark with respect to the Aircraft, satisfactory in form and substance to Lessor.

               (e) Lessor shall have received a duly executed independent insurance and/or reinsurance broker's report, together with certificates of insurance and/or reinsurance from such broker, each satisfactory to Lessor, as to the due compliance with the terms of Section 16 herein relating to liability, hull all-risk and hull war insurance with respect to the Aircraft.

               (f) All approvals and consents of any trustee or holder of the indebtedness or obligation of each of Lessee and Guarantor which are required in connection with any of the transactions contemplated by the Operative Documents shall have been duly obtained and evidence thereof shall have been delivered to Lessor; all appropriate action, if any, required to have been taken in connection with any of the transactions contemplated by the Operative Documents by the Aeronautics Authority and each other Governmental Authority having jurisdiction shall have been taken, and Lessee and Guarantor shall have furnished to Lessor copies of all governmental approvals required for the execution, delivery or performance of this Lease, the Purchase Agreement Assignment, any other Operative Documents to which Lessee or the Guarantor is a party and the transactions contemplated hereby and thereby.

               (g) No change shall have occurred after the date of this Lease in applicable Law and no change in circumstances shall have occurred and no fact or condition shall exist which, in the reasonable opinion of Lessor, would make it illegal under applicable Law for Lessor to lease the Aircraft to Lessee.

          22. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee covenants, represents and warrants to Lessor that:

               (a) Lessee is a corporation duly organized, validly existing and in good standing under the Laws of the State of California, and is registered, licensed or otherwise certificated or duly authorized by all appropriate authorities of the United States to engage in air transportation and is duly qualified or otherwise authorized to do business in all jurisdictions in which it intends to operate the Aircraft, except for jurisdictions where failure to so qualify or obtain authorization would not in the aggregate have a material adverse effect on the business of Lessee and would not involve any danger of the sale, forfeiture or loss of the Aircraft or impairment of the value thereof. Lessee also represents and warrants that as of the Acceptance Date it operates, and it will throughout the Basic Term continue to operate, the Aircraft in accordance with the rules and regulations of the FAA.

               (b) Lessee has full power and authority to enter into and perform this Lease and the other Lessee Documents to which it is a party, including the documents executed or to be executed by Lessee in connection with the Purchase Agreement Assignment and the execution, delivery and performance of this Lease and the other Lessee Documents (i) have been duly authorized by all necessary action on the part of Lessee, (ii) do not require any stockholder approval or approval or consent of any trustee or holders of any debt or other obligations of Lessee except such as have been duly obtained and (iii) do not contravene any provision of any Law, governmental rule, regulation or order, the by-laws or other constituent documents of Lessee or any indenture, mortgage, contract or other material agreement or instrument to which Lessee is a party or by which it or any of its assets may be bound or affected.

               (c) Neither the making nor performance by Lessee of this Lease and each other Lessee Document, including the documents to be executed by Lessee in connection with the Purchase Agreement Assignment nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, nor the assignment of the Purchase Agreement to Lessor requires the consent or approval of, the giving of notice to, the registration or filing for recordation with, or the taking of any other action in respect of, any Governmental Authority of or in the United States including any instrumentality thereof.

               (d) Each of this Lease and each other Lessee Document, including the documents executed or to be executed by Lessee in connection with the leasing of the Aircraft constitutes or, when so executed, will constitute the valid and legally binding obligation of Lessee enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (e) There are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting Lessee which relate to the transactions contemplated hereby and which, if adversely determined, would have a material adverse effect on (i) the financial condition or business of Lessee, (ii) its obligations under this Lease, or (iii) its obligations under any of the Operative Documents. Neither Lessee nor any of its Affiliates is in material default with respect to any order of any court or any regulatory commission, board or other administrative or governmental agency or body or arbitration board or tribunal.

               (f) Upon reliance by Lessee of the opinion of McAfee & Taft as required under Section 21(a)(vii) hereof solely as to filings and recordings with the Aeronautics Authority, except for the registration of the Aircraft and the filing of this Lease with the FAA and the filing of Uniform Commercial Code financing statements in California, no further filing or recording of any document and no other action is necessary or advisable, whether in the United States or elsewhere, in order to establish and perfect under United States federal and New York State law, Lessor's title to and interest in the Aircraft as against Lessee and any third parties claiming against or through Lessee, including trustees, custodians and other representatives or similar officials, under any bankruptcy or liquidation law or regulations, or otherwise.

               (g) The Aircraft (i) is not principally for use in any nation with which under United States Law, regulation or stated policy Lessee is prohibited from doing business, (ii) is not to be used principally in any nation which engages in armed conflict, declared or otherwise, and (iii) is not currently, and will not be in the future, used in violation of the Articles of Incorporation of Lessee.

               (h) The obligations of Lessee to pay Rent hereunder will be a direct and unconditional general obligation of Lessee, and will rank in right of payment at least PARI PASSU with all other unsecured and unsubordinated debt of Lessee, whether now or hereafter outstanding, subject to any bankruptcy, insolvency, reorganization or similar law.

               (i) On the Acceptance Date, Lessee has no material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments, other than payments due to Lessor under this Lease, and there are no unrealized or anticipated losses from any unfavorable commitments of Lessee which may materially and adversely affect the financial condition of Lessee.

               (j) There is no fact peculiar to Lessee which Lessee has not disclosed to Lessor in writing which materially and adversely affects or, so far as Lessee can reasonably foresee, would materially and adversely affect the Aircraft or the property, business, prospects, profits or condition (financial or otherwise) of Lessee or would impair the ability of Lessee to perform its obligations under this Lease and the other Operative Documents.

               (l) The Aircraft will on the Acceptance Date be covered by the insurance required by Section 16 hereof.

               (m) No Default or Event of Default under this Lease has occurred and is continuing or will occur immediately after giving effect to the execution and delivery of this Lease on the Acceptance Date. Lessee is not in violation in any material respect of any term of its Articles of Incorporation, or other material agreement or instrument to which it is a party or by which it is bound. Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of Lessee to perform its obligations under this Lease or any other Operative Document to which Lessee is a party, and has obtained all applicable licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

               (n) On the Acceptance Date, (i) payments by Lessee to Lessor hereunder will not be subject to income Tax, and withholding of any Tax will not be required upon any such payments to Lessor, and (ii) there is no Tax imposed by virtue of the execution or delivery of any of the Operative Documents. On the Acceptance Date, Lessor will not be obligated to collect sales tax on any payments made by Lessee to Lessor hereunder.

               (o) Lessee's chief executive office (as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction) and principal place of business, and the place where its records concerning the Aircraft and its interest therein and all documents relating thereto are kept is in 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010. Lessee maintains an agent for service of process with CT Corporation, New York, New York.

               (p) All tax returns required to be filed by Lessee in any jurisdiction have in fact been filed, and Lessee has paid or caused to be paid all taxes, assessments, fees and other governmental charges which have become due pursuant to such returns or pursuant to any assessment received by it, and

Lessee does not have any knowledge of any actual or proposed deficiency or additional assessment in conjunction therewith which either in any case or in the aggregate would be materially adverse to Lessee; and the charges, accruals and reserves on the books of Lessee in respect of federal, state, local or foreign taxes for all such years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

               (q) All necessary registrations, filings and recordings of the Lease and all other documents in connection therewith have been made in order to fully protect, establish and perfect Lessor's title to, and interest in, the Aircraft and Lessor's rights and interests hereunder as against Lessee and any third parties.

               (r) Lessee has not, directly or indirectly, used the services of any broker, agent or finder in regard to any of the transactions contemplated hereby; and no broker's or finder's fees or commissions or management or advisory fees are, will or may become payable arising out of any actions or omissions to act on Lessee's part in connection with the transactions contemplated by this Lease or any other Operative Document to which Lessee is a party.

               (s) The Maintenance Program maintained by Lessee for the Aircraft and the Engines shall remain in full force and effect and complies with and shall, at all times during the Basic Term, continue to comply with all applicable Aeronautics Authority requirements applicable to a Gulfstream Model 1159-A and, in addition, all applicable FAA requirements applicable to a Gulfstream Model 1159-A.

               (t) Lessee is not in default in the performance of any of its obligations (i) for the payment of indebtedness for borrowed money in a principal amount in excess of One Hundred Thousand Dollars ($100,000) or of any interest or premium thereon or (ii) for the payment of rent under any lease agreement for the lease of real, personal or mixed property where the monthly rental exceeds Ten Thousand Dollars ($10,000) or where the aggregate rentals over the term thereof exceed One Hundred Thousand Dollars ($100,000).

          23. EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) Failure of Lessee to pay within ten (10) days when due, any sum, including installments of Rent, owed by Lessee at any time to Lessor under this Lease; Lessor shall use reasonable efforts to give Lessee written notice of any payments which may become past due; PROVIDED THAT, the failure by Lessor to provide such notice to Lessee shall in no event be deemed a waiver by Lessor of any of its rights hereunder; or

               (b) Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 12 or 13(a) hereof; PROVIDED THAT, solely with respect to Lessee's failure to provide the plates indicating Lessor's ownership of the Aircraft and the Engines pursuant to
Section 12 (c), such failure shall continue unremedied for thirty (30) days after written notice by Lessor to Lessee; or

               (c) Lessee shall fail to procure and maintain any insurance required by Article 16 hereof or shall operate the Aircraft outside the scope of the insurance coverage maintained with respect to the Aircraft; or

               (d) Lessee or Guarantor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, the Lessee Documents or in any agreement or certificate furnished to Lessor or an other assignee or lender in connection herewith, and such failure shall continue unremedied for thirty (30) days after written notice by Lessor to Lessee or Guarantor, as the case may be, specifying such failure and demanding the same to be remedied; or

               (e) Lessee or Guarantor shall become insolvent or bankrupt or make a general assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or Guarantor or for a substantial part of its property without its consent and shall not be dismissed for a period of 90 days; or any petition for the relief, reorganization or arrangement of Lessee or Guarantor or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee or Guarantor shall be filed by or against Lessee or Guarantor and, if filed against Lessee or Guarantor, shall be consented to or be pending and not dismissed for a period of 90 days; or an order for relief under any bankruptcy or insolvency law shall be entered by any court or Governmental Authority of competent jurisdiction with respect to Lessee or Guarantor; or any execution or writ or process shall be issued under any action or proceeding against Lessee or Guarantor whereby the Aircraft, the Airframe or any Engine may be taken or restrained; or

               (f) Lessee's or Guarantor's corporate existence shall cease; or Lessee or Guarantor shall, without Lessor's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or Lessee or Guarantor shall consolidate or merge with any other entity, PROVIDED, HOWEVER, that an Event of Default shall not have occurred if (i) Lessee or Guarantor, as the case may be, is the surviving corporation of any such consolidation or merger or (ii) the parties to any such merger or consolidation include only Lessee or Guarantor and its Affiliate(s); or

               (g) any representation, warranty, statement or certification made by Lessee or Guarantor under any Lessee Document or in the Certificate of Acceptance or in any document or certificate furnished to Lessor, or any other assignee in connection herewith or pursuant hereto, shall prove to be untrue or incorrect when made in any material respect, or shall be breached in any material respect; or

               (h) either the Lease or the Guaranty shall cease to be a valid, effective and enforceable agreement.

          24. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may exercise one or more of the following remedies with respect to the Aircraft or any part thereof (including, without limitation, the Airframe or any Engine) as Lessor in its sole discretion shall elect:

               (a) Lessor, at its option, may cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, the Aircraft to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of,
Section 4 hereof as if such Aircraft were being returned at the end of the Basic Term or, if Lessee does not so deliver such Aircraft, Lessor may terminate this Lease, without prejudice to any other remedies of Lessor hereunder. Whether or not this Lease has been so terminated, Lessor at its option shall to the fullest extent permitted by applicable Law, (i) have the right to enter the premises of Lessee or any other party to take immediate possession of the Aircraft or any part thereof and remove all or any part of the Aircraft or any part thereof by summary proceedings or otherwise, (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; PROVIDED, HOWEVER, that Lessor shall return to Lessee all personal property of Lessee or its passengers which was on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; (v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part may be located from the landlord or owner thereof; or (vi) cause Lessee, at Lessee's expense, to store, maintain, surrender and deliver possession of the Aircraft in the same manner as provided in Section 4 hereof, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise except damages caused by gross negligence or wilful misconduct;

               (b) Lessor may sell the Aircraft or any Part thereof at public or private sale, as Lessor may determine, free and clear of any rights of Lessee, in which event Lessee's obligation to pay Basic Rent hereunder with respect to the Aircraft for all Rental Periods commencing after the date of such sale shall terminate and in the event that the net sales proceeds is less than the Casualty Loss Value as of the next preceding Rent Payment Date and any Basic Rent due as of the date of such sale, Lessee shall pay Lessor the difference;

               (c) Lessor may hold, keep idle or lease to others the Aircraft or any Part thereof, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee in which event Lessee's obligation to pay Basic Rent for any Rental Periods commencing after Lessee shall have been deprived of possession pursuant to this Section 24 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft or any Part thereof to any Person other than Lessee for the same Rental Periods or any portion thereof;

               (d) If reasonably required by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, any Engine or Part available at a place designated by Lessor in accordance with Section 4 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, any Engine or Part, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all reasonable expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, any Engine or Part to the condition required by Section 4 hereof and (ii) preparing the Aircraft, the Airframe, any Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, any Engine or Part and selling or releasing the Aircraft, the Airframe, any Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, any Engine or Part to the condition required by Section 4 hereof, all at Lessee's sole expense;

               (e) Lessee shall be liable, except as otherwise provided above, for any and all unpaid Basic Rent and Casualty Loss Value hereunder before or during the exercise of any of the foregoing remedies and for all legal and arbitration fees (including reasonable attorneys' fees incurred in any and all judicial and other governmental proceedings or arbitration proceedings, including appellate proceedings, whether such proceedings arise before or after entry of final judgment or arbitration award) and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Aircraft in accordance with Section 4 hereof or in placing the Aircraft in the condition required by said Section. At any sale pursuant to this Section 24, Lessee or any of its Affiliates may bid for and purchase the Aircraft. Except as otherwise expressly provided above, no remedy referred to in this Section 24 is intended to be exclusive, but each shall be cumulative (except that nothing hereunder shall entitle Lessor to duplicative remedies) and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

               (f) Lessor may exercise any other right or remedy which may be available to it under the New York Uniform Commercial Code or applicable Law, or proceed by appropriate court action to enforce the terms hereof to recover damages for the breach hereof.

          25. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee at any time shall fail to pay to any Person any sum which Lessee is required to pay hereunder or shall fail to do or perform any other thing Lessee is required to do or perform hereunder, Lessor at its option may pay such sum or do or perform such thing, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest from the date of demand until paid accrued at the Default Rate.

          26. LATE CHARGES. If any installment of Basic Rent or other sum owing under this Lease shall not be paid within five (5) days from the date when due, Lessee shall pay Lessor interest on such amount at the Default Rate. Such late charge is in addition to and not in lieu of other rights and remedies of Lessor.

          27. FURTHER ASSURANCES. Lessee will promptly and duly execute and deliver to Lessor such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor.

          28. NOTICES. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or if deposited in the United States mails, with proper postage prepaid, for first class registered mail, return receipt requested, when received or when sent by telecopy with electronic confirmation, addressed if to Lessor or Lessee, at their respective addresses as set forth on Schedule B hereof or at such other address as either of them shall, from time to time, designate in writing to the other.

          29. GOVERNING LAW AND CONSENT TO JURISDICTION. THIS LEASE SHALL IN ALL RESPECT BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREIN. Lessee hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to this Lease may be brought in any jurisdiction where Lessee or any of its assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, United States of America, or both, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Lessee hereby designates, appoints and empowers CT Corporation System at its principal office at 1633 Broadway, New York, New York 10019, as its authorized agent for service of process in the State of New York in any suit or proceeding with respect to this Lease and the other Operative Documents to which Lessee is a party (such agent being hereinafter called the "Process Agent"); PROVIDED HOWEVER, that if the Process Agent shall at any time cease to be the Process Agent, Lessee shall forthwith designate a successor Process Agent and shall give prompt notice of such designation to Lessor. A copy of any such process served on such agent shall be promptly forwarded by air courier by the person commencing such proceeding to Lessee at its address set forth in Schedule B hereof, but the failure of Lessee to receive such copies shall not affect in any way the service of such process as aforesaid. Lessee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified first class mail, postage prepaid, to Lessee at its address set forth in Schedule B hereof. The foregoing, however, shall not limit the rights of Lessor to serve process in any other manner permitted by Law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. Lessee further agrees that final judgment against Lessee in any action or proceeding in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee's indebtedness. Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

          30. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but only by an instrument in writing signed by a duly authorized officer or the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 13 (a) hereof) Lessee. This Lease, the Certificate of Acceptance, and each related instrument, document, agreement and certificate collectively constitute the entire agreement of Lessor and Lessee with respect to the acquisition and leasing of the Aircraft, and cancels and supersedes any and all prior oral or written understandings with respect thereto. This Lease may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer of possession of any counterpart other than the counterpart which has been marked "Original" on the signature page thereof.

          31. EFFECT OF THIS LEASE. This Lease shall become binding and effective when it shall have been executed by each of Lessor and Lessee.

          32. SURVIVAL. The representations, warranties, covenants, agreements and indemnities of Lessee set forth in this Lease, and Lessee's obligations hereunder, shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction thereof.

          33. BROKERS. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorney's fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents. It is understood and agreed between the parties that this Lease has been concluded by direct negotiation without any intermediaries or agents. Lessee hereby represents and warrants that he has not been paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Lease, to any employee of Lessor or to any person or entity in the United States or elsewhere.

          34. TRANSACTION COSTS. (a) Whether or not the transactions contemplated hereby are consummated, Lessee shall pay all costs and expenses incurred in connection with the preparation, execution and delivery of this Lease and any other documents delivered in connection herewith, including without limitation the reasonable fees, expenses and disbursements of counsel, except as otherwise expressly set forth herein. In addition, Lessee shall be solely responsible for all costs, including reasonable attorneys' fees and expenses, incurred in registering an executed counterpart of this Lease with the FAA.

               (b) Notwithstanding anything herein to the contrary, Lessor hereby acknowledges that Lessee has paid to Lessor a Commitment Fee in the amount $25,000.00 (the "COMMITMENT FEE").

               (c) Lessee shall pay for all sales tax imposed upon or arising out of the sale or delivery of the Aircraft under the Purchase Agreement, regardless of who is responsible therefor at law; provided, however, Lessor will cooperate with any requests made by Lessee that are not adverse to Lessor's interests to minimize such sales tax.

               (d) Each of Lessor and Lessee hereby agrees to pay the reasonable costs and expenses of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection herewith that it may request, except in the case of an Event of Default in which case all of such costs shall be at the expense of Lessee.

          35. INTENT; TITLE: It is the express intent of the parties that this Lease constitute a true lease and not a sale of the Aircraft. Title to the Aircraft shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity, or interest in the Aircraft other than its leasehold interest solely as lessee subject to all the terms and conditions hereof. The parties agree that this Lease is a "Finance Lease" as defined in Uniform Commercial Code Article 2A -- Leases ("Article 2A"). Lessee acknowledges: (a) that Lessee has selected the "Supplier" (as defined in Article 2A) and directed Lessor to purchase the Aircraft from the Supplier; (b) that Lessee has been informed in writing in this Lease, before signing this Lease, that Lessee is entitled under Article 2A to the promises and warranties, including those of any third party, provided to Lessor by the Supplier in connection with or as part of the contract by which Lessor acquired the Aircraft, and that Lessee may communicate with the Supplier and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies. To the extent permitted by applicable Law, Lessee hereby waives any and all rights and remedies conferred upon a lessee in Article 2A and any rights now or hereafter conferred by statute or otherwise which may limit or modify any of Lessor's rights or remedies under Section 24 of this Lease; PROVIDED, HOWEVER, that such waiver shall not preclude Lessee from asserting any claim of Lessee against Lessor in a separate cause of action; and PROVIDED FURTHER, that such waiver shall not affect Lessor's obligations of good faith, diligence, reasonableness and care.

          Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Aircraft, and all accessions thereto, substitutions and replacements therefor, and all products and proceeds (including insurance proceeds) thereof; to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any Affiliate of Lessee) to Lessor, now existing or hereafter created. For the purposes of this paragraph, this Lease or a photocopy hereof may be filed as a financing statement under the Uniform Commercial Code.

          36. TIME IS OF THE ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

          37. TRUTH-IN-LEASING CLAUSE. (a) LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS SINCE INCEPTION OF OPERATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

               (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE BASIC TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

               (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OR PART 135, AS APPLICABLE OF THE FEDERAL AVIATION REGULATIONS OF OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their duly authorized representatives as of the date first written above.

C.I.T. LEASING CORPORATION, as Lessor


By:          /s/ John F.P. Lamb
       ----------------------------
Name:   John F.P. Lamb
       ----------------------------
Title:  General Counsel
       ----------------------------


OXFORD AVIATION CORPORATION, INC.,
a California corporation, as Lessee

By:          /s/ John F.P. Lamb
       ----------------------------
Name:   John F.P. Lamb
       ----------------------------
Title:  General Counsel
       ----------------------------

                                 SCHEDULE A
                                     TO
                           AIRCRAFT LEASE AGREEMENT

                            DESCRIPTION OF AIRCRAFT


DESCRIPTION OF AIRFRAME: Gulfstream Model 1159-A, also known as Gulfstream Aerospace 1159-A, Manufacturer's Serial Number 428 and United States Registration Number N760G, and any and all avionics, appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (except the Engines) attached to or installed on the Airframe.


DESCRIPTION OF ENGINES:   Two each Rolls Royce Spey MK 511-8 Engines with
Serial Numbers L/H 11278 R/H 11275 (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof), installed on the Airframe.

                                  SCHEDULE B
                                      TO
                            AIRCRAFT LEASE AGREEMENT

                        ADDRESSES AND PAYMENT INFORMATION



LOCATION OF PAYMENT OF RENT:
- - ---------------------------
          Bank of America
          1000 West Temple Street
          Los Angeles, California  90012
            Transit #121000358
          For credit to: The CIT Group/
            Industrial Financing, Inc.
          Account # 1233-5-18855


HOME AIRPORT OF AIRCRAFT:
- - ------------------------
          Ontario, California


NOTICE ADDRESS OF LESSOR:
- - ------------------------
          C.I.T. Leasing Corporation
          1620 West Fountainhead Parkway
          Tempe, Arizona  85282
          Attention:  Vice-President, Credit
          Telecopy No. (602) 858-1488

          With a copy to:

          The CIT Group/Industrial Financing
          650 CIT Drive
          Livingston, New Jersey 07039
          Attn:  General Counsel
          Telecopy No. (201) 740-5148

ADDRESS OF LESSEE:
- - -----------------
          Oxford Aviation Corporation, Inc.
          3731 Wilshire Boulevard, 10th Floor
          Los Angeles, California 90010
          Attn:  Gregory J. Witherspoon
          Executive Vice President - Finance
          Telecopy No.:  213-487-5814
          with a copy to:

          Aames Financial Corporation
          3731 Wilshire Boulevard, 10th Floor
          Los Angeles, California 90010
          Attention:  John F.P. Lamb
          General Counsel
          Attention:  John F. P. Lamb, Esq.
          Telecopy No.:  213-380-9365

ADDRESS OF AGENT FOR SERVICE OF
- - -------------------------------
PROCESS FOR LESSEE IN NEW YORK:
- - ------------------------------

          CT CORPORATION
          1633 Broadway
          New York, New York 10019
          Attention:  Frieda Dawson

                               EXHIBIT A
                                  TO
                         AIRCRAFT LEASE AGREEMENT

                         CERTIFICATE OF ACCEPTANCE


          THIS CERTIFICATE OF ACCEPTANCE dated March __, 1996 (this "Certificate of Acceptance) between C.I.T. LEASING CORPORATION, as Lessor ("LESSOR"), and OXFORD AVIATION CORPORATION, INC., as Lessee ("LESSEE");

                            W I T N E S S E T H:

          WHEREAS, Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement dated as of March 8, 1996 (the "LEASE"), which provides for the execution and delivery of a Certificate of Acceptance in substantially the form hereof for the purpose of leasing the Aircraft in accordance with the terms thereof;

          NOW, THEREFORE,  in consideration of the premises, and pursuant to
Section 2 of the Lease, Lessor and Lessee hereby agree as follows:

          I. All capitalized terms used herein which are defined in the Lease shall have, for all purposes hereof, the respective meanings given them in the Lease.

          II. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor under the Lease, as hereby supplemented, the Aircraft as follows:

               A. Aircraft: One Gulfstream Model 1159-A, also known as Gulfstream Aerospace G-1159-A aircraft consisting of the following:

                    1.   Airframe:
                         Manufacturer's Serial No. 428
                         United States Registration Number N760G

                    2. Engines: Two (2) Rolls Royce Spey MK 511-8 engines (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof), installed on said Airframe, bearing, respectively the following:


                         Engine         Manufacturer's
                         POSITION       SERIAL NO.
                         --------       ----------
                            1           11278
                            2           11275

                    3. Other Stated Equipment and Manuals: Such other Equipment (if any) and Manuals as is described in Appendix I hereto.

               B.   Maintenance Status:

                    1.   Airframe:

                         Total Airframe Hours:   _____

                         Total Airframe Cycles:  _____

                    2.   Engines:

                         POSITION 1
                         ----------
                         Manufacturer's Serial No.:  11278

                         a.   Total Hours:   _____

                         b.   Total Cycles:  _____

                         POSITION 2
                         ----------
                         Manufacturer's Serial No.:  11275

                         a.   Total Hours:   _____

                         b.   Total Cycles:  _____

               C.   Interior Configuration:

                    1.   Seating:

                    2.   Lavatories:

                    3.   Galleys:

          Lessee confirms that the Aircraft has been examined by its duly appointed and authorized representatives and the records conform to the information set forth above.

          III. The Acceptance Date of the Aircraft is the date of this Certificate of Acceptance, as set forth in the opening paragraph hereof, and the Aircraft is hereby delivered and accepted on such date at _____ a.m. ____________________ Time at __________________.

          IV. The amount of fuel on board the Aircraft at the time of delivery hereunder is _____________________.

          V. Lessee hereby confirms to Lessor that (i) Lessee has accepted the Aircraft for all purposes hereof and of the Lease, (ii) Lessee has inspected the Aircraft and the Aircraft satisfies all of the delivery conditions set forth in the Lease; and (iii) the information set forth herein and on Appendix 1 hereto pertaining to the Aircraft delivery are correct as of the date hereof.

          VI. All of the terms and provisions of the Lease are hereby incorporated by reference in this Certificate of Acceptance to the same extent as if fully set forth herein.

          VII. This Certificate of Acceptance may be executed in any number of counterparts, each of such counterparts, except as provided in Section 30 of the Lease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Certificate of Acceptance.

          VIII. THIS CERTIFICATE OF ACCEPTANCE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREIN.

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Certificate of Acceptance to be duly executed by their authorized officers on the date first above written.


C.I.T. LEASING CORPORATION,
Lessor

By:
        --------------------------------------
Title:
        --------------------------------------

OXFORD AVIATION CORPORATION, INC.,
Lessee

By:
        -------------------------------------
Title:
        --------------------------------------

                                  APPENDIX I
                                      TO
                           CERTIFICATE OF ACCEPTANCE

                             A.  AVIONICS INVENTORY*


MAJOR AVIONICS EQUIPMENT                MANUFACTURER        MODEL
- - ------------------------                ------------        -----
































*The above list of Avionics Inventory is subject to further addition and descriptions by Lessor or Lessee and will be included in the Certificate of Acceptance as executed on the Acceptance Date.

                                 APPENDIX I
                                    TO
                          CERTIFICATE OF ACCEPTANCE

                     B.  MANUALS INCLUDED WITH AIRCRAFT*

































*To be completed on the Acceptance Date and included on the Certificate of Acceptance as executed on such date.

                                 APPENDIX I
                                     TO
                            CERTIFICATE OF ACCEPTANCE

                               C.  LOOSE EQUIPMENT*


ITEM      DESCRIPTION                                       QUANTITY
- - ----      -----------                                       --------































*To be completed on the Acceptance Date and included on the Certificate of Acceptance as executed on such date.

                                 APPENDIX I
                                    TO
                          CERTIFICATE OF ACCEPTANCE

                           D.  HARD TIME COMPONENTS*



































                 *To be completed on the Acceptance Date and included on the
                      Certificate of Acceptance as executed on such date.

                                      APPENDIX I
                                          TO
                                CERTIFICATE OF ACCEPTANCE

                             E.  LESSEE FURNISHED EQUIPMENT*


































    *To be attached on the Acceptance Date and included on the Certificate of
                      Acceptance as executed on such date.

                          [This Exhibit to be omitted
                             from FAA Filing Copy]


                                  EXHIBIT B
                                     TO
                           AIRCRAFT LEASE AGREEMENT

                                AIRCRAFT COST

             Nine Million Two Hundred Seventy-Five Thousand Dollars
                                ($9,275,000.00)

                         [This Exhibit to be omitted
                             from FAA Filing Copy]

                                   EXHIBIT C
                                      TO
                           AIRCRAFT LEASE AGREEMENT

                                  BASIC RENT


Lessee shall pay to Lessor as rental for the Aircraft ("BASIC RENT") for each Rent Period hereunder from the Acceptance Date to the Expiration Date an amount equal to $74,239.39 which shall be equal to .80042% of the Aircraft Cost. The Basic Rent shall be paid by Lessee in advance to Lessor on each Rent Payment Date.

                          [This Exhibit to be omitted
                             from FAA Filing Copy]


                                  EXHIBIT D
                                      TO
                            AIRCRAFT LEASE AGREEMENT

                              CASUALTY LOSS VALUE


                            ON THE ATTACHED SCHEDULE

                           [This Exhibit to be omitted
                               from FAA Filing Copy]

                                    EXHIBIT E
                                        TO
                              AIRCRAFT LEASE AGREEMENT

                                 TERMINATION VALUE

If Lessee purchases the Aircraft pursuant to Section 8(a) hereof (i) on the fifth anniversary date of the Acceptance Date, the Termination Value shall equal to 87.156% of the Aircraft Cost which shall be in an amount equal to $8,083,737.80, (ii) on the seventh anniversary date of the Acceptance Date, the Termination Value shall equal 77.946% of the Aircraft Cost which shall be in an amount equal to $7,229,449.02, and (iii) on the Expiration Date, the Termination Value shall equal the fair market value of the Aircraft.

                          [This Exhibit to be omitted
                              from FAA Filing Copy]

                                    EXHIBIT G
                                       TO
                             AIRCRAFT LEASE AGREEMENT

                                     DEPOSIT



                          Five Hundred Thousand Dollars

                                   $500,000.00

                              TABLE OF CONTENTS


1. DEFINITIONS                                                           2
   -----------
2. AGREEMENT FOR PURCHASE AND LEASE OF AIRCRAFT                          8
   --------------------------------------------
3. TERM                                                                  8
   ----
4. RETURN OF AIRCRAFT                                                    9
   ------------------
5. RENT                                                                 11
   ----
6. NET LEASE                                                            12
   ---------
7. LESSOR'S TITLE                                                       13
   --------------
8. PURCHASE OPTIONS                                                     13
   ----------------
9. USE OF AIRCRAFT; COMPLIANCE WITH LAWS                                13
   -------------------------------------
10. MAINTENANCE OF AIRCRAFT                                             14
    -----------------------
11. REPLACEMENT OF PARTS; ALTERATIONS; MODIFICATIONS; AND ADDITIONS     15
    ---------------------------------------------------------------
12. REGISTRATION; DELIVERY; RECORDATION; INSIGNIA AND INSPECTION        16
    ------------------------------------------------------------
13. ASSIGNMENT AND SUBLEASING                                           17
    -------------------------
14. LIENS                                                               18
    -----
15. LOSS, DAMAGE OR DESTRUCTION                                         18
    ---------------------------
16. INSURANCE                                                           21
    ---------
17. GENERAL TAX INDEMNIFICATION                                         24
    ---------------------------
18. GENERAL INDEMNITIES                                                 27
    -------------------
19. NO WARRANTIES                                                       29
    -------------
20. FINANCIAL INFORMATION                                               30
    ---------------------
21. CONDITIONS PRECEDENT                                                31
    --------------------
22. LESSEE'S REPRESENTATIONS AND WARRANTIES                             35
    ---------------------------------------
23. EVENTS OF DEFAULT                                                   38
    -----------------
24. REMEDIES UPON DEFAULT                                               39
    ---------------------
25. LESSOR'S RIGHT TO PERFORM FOR LESSEE                                41
    ------------------------------------
26. LATE CHARGES                                                        41
    ------------

27. FURTHER ASSURANCES                                                  42
    ------------------
28. NOTICES                                                             42
    -------
29. GOVERNING LAW AND CONSENT TO JURISDICTION                           42
    -----------------------------------------
30. MISCELLANEOUS                                                       43
    -------------
31. EFFECT OF THIS LEASE                                                43
    --------------------
32. SURVIVAL                                                            43
    --------
33. BROKERS                                                             44
    -------
34. TRANSACTION COSTS                                                   44
    -----------------
35. INTENT; TITLE                                                       44
    -------------
35. TIME IS OF THE ESSENCE                                              45
    ----------------------
36. TRUTH-IN-LEASING CLAUSE                                             45
    -----------------------


SCHEDULE A.     Description of Aircraft

SCHEDULE B.     Addresses and Payment Information

EXHIBIT A.      Certificate of Acceptance

EXHIBIT B.      Aircraft Cost

EXHIBIT C.      Basic Rent

EXHIBIT D.      Casualty Loss Value

EXHIBIT E.      Termination Value

EXHIBIT F.      Form of Purchase Agreement Assignment

EXHIBIT G.      Deposit